As filed with the Securities and Exchange Commission on April 9, 2021
Registration No. 333-254859

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-10/A
(AMENDMENT NO. 1)
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

MIND MEDICINE (MINDMED) INC.
(Exact name of Registrant as specified in its charter)
Not applicable
(Translation of Registrant’s name into English (if applicable))
British Columbia (Province or other jurisdiction of incorporation or organization)	2833 (Primary Standard Industrial Classification Code Number (if applicable))	98-1582438 (I.R.S. Employer Identification Number (if applicable))
One World Trade Center
Suite 8500
New York, New York 10007
Telephone: (650) 208-2454
(Address and telephone number of Registrant’s principal executive offices)
C T Corporation System
1015 15th Street N.W., Suite 1000
Washington, D.C., 20005
Telephone: (202) 572-3111
(Name, address (including zip code) and telephone number (including area code)
of agent for service in the United States)

Copies to:
Jonathan Sherman Cassels Brock & Blackwell LLP Suite 2100, Scotia Plaza, 40 King St. W. Toronto, ON M5H 3C2 Canada Telephone: (416) 869-5409	Jamon Alexander Rahn Mind Medicine (MindMed) Inc. One World Trade Center, Suite 8500 New York, NY 10007 United States Telephone: 203-648-5275	Thomas M. Rose Troutman Pepper Hamilton Sanders LLP 401 9th Street, N.W., Suite 1000 Washington, DC 20004 United States Telephone: (757) 687-7715

Approximate date of commencement of proposed sale of the securities to the public:
From time to time after the effective date of this Registration Statement.
Province of Ontario, Canada
(Principal jurisdiction regulating this offering (if applicable))

It is proposed that this filing shall become effective (check appropriate box)
A.   ☐
upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.   ☒
at some future date (check appropriate box below)

1.
☐    pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).

2.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).
3.	☒	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act or on such date as the U.S. Securities and Exchange Commission (the “Commission”), acting pursuant to Section 8(a) of the Act, may determine.

This short form prospectus is referred to as a short form base shelf prospectus and has been filed under legislation in each of the provinces and territories of Canada, that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.
No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. Information contained herein is subject to completion or amendment. A registration statement related to these securities has been filed with the United States Securities and Exchange Commission. These securities may not be offered or sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. This short form base shelf prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. See “Plan of Distribution”.
Information has been incorporated by reference in this short form base shelf prospectus from documents filed with securities commissions or similar authorities in Canada.Copies of the documents incorporated herein by reference may be obtained on request without charge from the Secretary of Mind Medicine (MindMed) Inc. at One World Trade Center, Suite 8500, New York, NY 10007, telephone (650) 208-2454, and are also available electronically at www.sedar.com.
FINAL SHORT FORM BASE SHELF PROSPECTUS
New Issue and/or Secondary Offering	April 9, 2021
MIND MEDICINE (MINDMED) INC.
C$500,000,000
Subordinate Voting Shares
Multiple Voting Shares
Subscription Receipts
Warrants
Units
Mind Medicine (MindMed) Inc. (“MindMed” or the “Corporation”) may offer and sell, from time to time, subordinate voting shares (the “Subordinate Voting Shares”), multiple voting shares (the “Multiple Voting Shares”), subscription receipts (the “Subscription Receipts”), warrants to purchase Subordinate Voting Shares, Multiple Voting Shares or other securities (the “Warrants”) or units comprised of one or more of the other securities described in this this Prospectus (as defined below) in any combination (the “Units”) (all of the foregoing, collectively, the “Securities”) or any combination thereof in one or more series or issuances up to an aggregate total offering price of C$500,000,000 (or the equivalent thereof in other currencies) during the 25 month period that the short form base shelf prospectus (the “Prospectus”), including any amendments thereto, remains effective. The Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying prospectus supplement (a “Prospectus Supplement”). The Securities may be sold from time to time in “at-the-market distributions” as defined in National Instrument 44-102 — Shelf Distributions (“NI 44-102”), including sales made directly on the Neo Exchange Inc. (the “NEO”) or other existing trading markets for the Securities.
MindMed is permitted, under a multijurisdictional disclosure system (“MJDS”) adopted by the securities regulatory authorities in Canada and the United States, to prepare this Prospectus in accordance with the disclosure requirements of Canada. Prospective investors in the United States should be aware that such requirements are different from those of the United States. The financial statements incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) and may be subject to Canadian auditing and independence standards and thus may not be comparable to financial statements of United States companies.
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The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Corporation is continued under the laws of British Columbia, Canada, that some or all of its officers and directors may be residents of a foreign country, and the underwriters, dealers or agents named in any Prospectus Supplement may be residents of a foreign country, and a substantial portion of the assets of the Corporation and said persons may be located outside of the United States.
THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR HAS THE SECURITIES COMMISSION OF ANY STATE OF THE UNITED STATES OR ANY CANADIAN SECURITIES REGULATOR APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
Prospective investors should be aware that the acquisition of the Securities described herein may have tax consequences in Canada and the United States. Such consequences for investors who are resident in, or citizens of, the United States and Canada may not be described fully herein or in any applicable Prospectus Supplement. Prospective investors should read the tax discussion contained in this Prospectus under the heading “Certain U.S. Federal Income Tax Considerations” as well as the tax discussion contained in the applicable Prospectus Supplement with respect to a particular offering of Securities and consult your own tax advisor with respect to your own particular circumstances.
The specific terms of the Securities with respect to a particular offering will be set out in the applicable Prospectus Supplement. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to the offering price of such Securities will be included in the Prospectus Supplement describing such Securities.
All information permitted, under applicable laws, to be omitted from this Prospectus that has been omitted will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of applicable securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains. Prospective investors should read this Prospectus and any applicable Prospectus Supplement carefully before investing in any Securities issued pursuant to the Prospectus.
No underwriter, dealer or agent has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.
This Prospectus constitutes a public offering of the Securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such Securities. The Corporation may offer and sell Securities to, or through, underwriters or dealers and may also offer and sell certain Securities directly to other purchasers or through agents pursuant to exemptions from registration or qualification under applicable securities laws. A Prospectus Supplement relating to each issue of Securities offered pursuant to this Prospectus will set forth the names of any underwriters, dealers or agents involved in the offering and sale of such Securities and will set forth the terms of the offering of such Securities, the method of distribution of such Securities including, to the extent applicable, the proceeds to the Corporation, if any, and any fees, discounts, concessions or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution.
In connection with any offering of Securities, except as otherwise set out in the Prospectus Supplement relating to the particular offering of Securities, the underwriters, dealers or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. A purchaser who acquires Securities forming part of the underwriters’, dealers’ or agents’ overallocation position acquires those Securities under this Prospectus. No underwriter or dealer involved in an at-the-market distribution, and no person or company acting jointly or in concert with an underwriter or dealer, may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the Securities or securities of the same class as the Securities distributed under this Prospectus, including selling an aggregate number or principal amount of Securities that would result in the underwriter or dealer creating an over-allocation position in the Securities.
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The outstanding Subordinate Voting Shares are listed for trading on the NEO under the symbol “MMED”, on the Börse Frankfurt — Frankfurt Stock Exchange in Germany (the “FWB”) under the symbol “MMQ” and are quoted on the OTCQB Venture Market in the United States (the “OTCQB”) under the symbol “MMEDF”. On April 8, 2021, the last trading day prior to the date of this Prospectus, the closing price of the Subordinate Voting Shares on the NEO was C$3.27, on the FWB was €2.28 and on the OTCQB was US$2.61. Unless otherwise specified in the applicable Prospectus Supplement, the Multiple Voting Shares, Subscription Receipts, Units and Warrants will not be listed on any securities exchange. Consequently, unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Multiple Voting Shares, Subscription Receipts, Units and Warrants may be sold and purchasers may not be able to resell any such Securities purchased under this Prospectus. This may affect the pricing of the Multiple Voting Shares, Subscription Receipts, Units and Warrants in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation.
The Corporation has two classes of issued and outstanding shares, being the Subordinate Voting Shares and Multiple Voting Shares. The Subordinate Voting Shares are “restricted securities” within the meaning of such term under applicable Canadian securities laws. The Subordinate Voting Shares and the Multiple Voting Shares are substantially identical with the exception of the multiple voting rights and conversion rights attached to the Multiple Voting Shares. The Subordinate Voting Shares and Multiple Voting Shares entitle the holders to notice of and to attend any meeting of the shareholders of the Corporation, except a meeting of which only holders of another particular class or series of shares of the Corporation have the right to vote. Each Subordinate Voting Share is entitled to one vote per Subordinate Voting Share and each Multiple Voting Share is entitled to 100 votes per Multiple Voting Share on all matters upon which the holders of shares are entitled to vote, and holders of Subordinate Voting Shares and Multiple Voting Shares will vote together on all matters subject to a vote of holders of each of those classes of shares as if they were one class of shares, except to the extent that a separate vote of holders as a separate class is required by law or provided by the articles of the Corporation (as amended, the “Articles”). Each Multiple Voting Share is convertible into 100 Subordinate Voting Shares at any time, subject to the FPI Condition (as defined herein) at the option of the holders thereof and automatically in certain other circumstances. The holders of Subordinate Voting Shares have certain conversion rights in the event of a take-over bid for the Multiple Voting Shares. See “Description of Securities”.
The Corporation’s head office is located at One World Trade Center, Suite 8500, New York, NY 10007 and its registered office is located at 1166 Alberni Street, Suite 1604, Vancouver, British Columbia V6E 3Z3.
Jamon Alexander (JR) Rahn, Miriam Halperin Wernli, Robert Barrow, Daniel Karlin, Bradford Cross, Stephen Hurst and Brigid Makes, each a director, officer or promoter of the Corporation, reside outside Canada. Each of the aforementioned individuals have appointed Cassels Brock & Blackwell LLP, Suite 2100, 40 King Street West, Toronto, Ontario M5H 3L2, as his or her agent for service of process in Canada. Prospective investors are advised that it may not be possible for investors to enforce judgments obtained in Canada against these individuals, even though such persons have appointed an agent for service of process.
Investing in the Securities involves significant risks. Prospective purchasers of the Securities should carefully consider the risk factors described under the heading “Risk Factors” and elsewhere in this Prospectus and in documents incorporated by reference in this Prospectus.
MindMed will file, with the Prospectus, an undertaking with each of the securities regulatory authorities in each of the provinces and territories of Canada that it will not distribute Securities that, at the time of distribution, are novel specified derivatives or novel asset-backed securities, without first pre-clearing with the applicable regulator, the disclosure to be contained in the Prospectus Supplement pertaining to the distribution of such Securities.
All references in this Prospectus and the documents incorporated by reference herein to “C$” refer to Canadian dollars, and references to “US$” refer to United States dollars. See “Currency Presentation and Exchange Rate Information”.
The United States federal government regulates drugs through the Controlled Substances Act (21 U.S.C. § 801 et seq.) (the “CSA”), which places controlled substances in a schedule. Certain psychedelic drugs, including lysergic acid diethylamide (“LSD”), ibogaine, methylenedioxy-methylamphetamine (“MDMA”), dimethyltryptamine (“DMT”) and psilocybin are classified as Schedule I drugs. While ibogaine is a Schedule I drug in the United
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States, MindMed is not developing or working on ibogaine directly. Rather, MindMed works with a non-hallucinogenic synthetic derivative of the psychedelic substance ibogaine, known as “18-MC”, which is a synthetic organic molecule designed around a common coronaridine chemical backbone, which is also common to a number of plant-based medicinal compounds, including ibogaine. 18-MC was the result of a rational drug design program aimed at generating a molecule with anti-addictive properties that lacked the hallucinogenic properties and other toxicities seen with plant-based ibogaine. At this time, 18-MC is not a Schedule I substance in the United States and MindMed does not foresee it becoming a Schedule I substance due to its non-hallucinogenic properties. Certain other jurisdictions have similarly regulated certain psychedelic drugs, including Australia and Switzerland. The United States Food and Drug Administration has not approved LSD, ibogaine, MDMA, DMT, psilocybin, or 18-MC as drugs.
MindMed is focused on developing and commercializing psychedelic inspired regulated medicines. While MindMed is focused on programs using psychedelic inspired compounds and classic psychedelics, MindMed does not have any direct or indirect involvement with the illegal selling, production or distribution of any substances in the jurisdictions in which it operates. The Corporation is a neuro-pharmaceutical drug development company and does not advocate for the legalization of any psychedelic substances and does not deal with psychedelic substances except within laboratory and clinical trial settings conducted within approved regulatory frameworks. MindMed’s products will not be commercialized prior to applicable regulatory approval, which will only be granted if clinical evidence of safety and efficacy for the intended uses is successfully developed.

ABOUT THIS PROSPECTUS
Unless the context otherwise requires, all references to MindMed or the Corporation include the direct and indirect subsidiaries of Mind Medicine (MindMed) Inc., including its main operating subsidiary Mind Medicine, Inc. (“MindMed US”), a corporation governed by the laws of Delaware.
Readers should rely only on the information contained or incorporated by reference in this Prospectus and any applicable Prospectus Supplement. The Corporation has not authorized anyone to provide readers with different or additional information. The Corporation is not making an offer to sell or seeking an offer to buy the Securities in any jurisdiction where the offer or sale is not permitted by law. If anyone provides prospective investors with any different or inconsistent information, prospective investors should not rely on it. Readers should not assume that the information contained in this Prospectus and any applicable Prospectus Supplement is accurate as of any date other than the date on the front of such documents, regardless of the time of delivery of this Prospectus and any applicable Prospectus Supplement or of any sale of the Securities. The Corporation’s business, financial condition, results of operations and prospects may have changed since that date. Information contained on the Corporation’s website should not be deemed to be a part of this Prospectus or incorporated by reference herein and should not be relied upon by prospective investors for the purpose of determining whether to invest in the Securities.
The distribution or possession of this Prospectus in or from certain jurisdictions may be restricted by law. This Prospectus is not an offer to sell the Securities and is not soliciting an offer to buy the Securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale.
Unless otherwise indicated, market data and certain industry data and forecasts included in this Prospectus and the documents incorporated by reference herein concerning the Corporation’s industry and the markets in which the Corporation operates or seeks to operate were obtained from internal company surveys, market research, publicly available information, reports of governmental agencies and industry publications and surveys. MindMed has relied upon industry publications as the Corporation’s primary sources of third-party industry data and forecasts. The Corporation has not independently verified any of the data from third-party sources, nor has the Corporation ascertained the underlying assumptions relied upon therein. Similarly, internal surveys, industry forecasts and market research, which MindMed believes to be reliable based upon the Corporation’s knowledge of the industry, have not been independently verified, and MindMed does not know what assumptions were used in their preparation. By their nature, forecasts are particularly subject to change or inaccuracies, especially over long periods. While MindMed is not aware of any misstatements regarding the industry data presented herein or via the documents incorporated herein by reference, estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under “Cautionary Note Regarding Forward-Looking Information” and “Risk Factors” in this Prospectus and the documents incorporated by reference herein. While the Corporation believes its internal research is reliable and market definitions are appropriate, neither such research nor definitions have been verified by any independent source.
TRADEMARKS AND TRADE NAMES
This Prospectus and the documents incorporated by reference herein may include certain trademarks and trade names that are protected under applicable intellectual property laws and are the property of the Corporation. Solely for convenience, the Corporation’s trademarks and trade names referred to in this Prospectus and the documents incorporated by reference herein may appear without the ® or TM symbol, but such references are not intended to indicate, in any way, that the Corporation will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. All other trademarks used in the Prospectus or the documents incorporated by reference herein are the property of their respective owners.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION
This Prospectus and the documents incorporated by reference herein and therein contain “forward-looking information” under applicable Canadian securities legislation and “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, as amended (collectively, “forward-looking information”). Except for statements of historical fact relating to the Corporation, information contained or incorporated by reference herein constitutes forward-looking information, including, but not limited to, any information as to the Corporation’s strategy, plans or future performance. Forward-looking information is characterized by words such as “seek”, “anticipate”, “plan”, “continue”, “estimate”, “expect”, “may”, “will”, “project”, “predict”, “potential”, “targeting”, “intend”, “could”, “might”, “would”, “should”, “believe”, “objective”, “ongoing”, “imply”, “assumes”, “goal”, “likely” and similar references to future periods or the negatives of these words and expressions. In particular, forward-looking statements included or incorporated by reference in this Prospectus include, without limitation, statements with respect to:
•
the Corporation’s ability to raise the financing necessary for its operations;

•
the duration and effects of COVID-19 and any other pandemics on the Corporation’s workforce, business, operations and financial condition;

•
the Corporation’s expected future loss and accumulated deficit levels;

•
the Corporation’s projected financial position and estimated cash burn rate;

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the Corporation’s requirements for, and the ability to obtain, future funding on favorable terms or at all;

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the Corporation’s projections for development plans and progress of each of its product candidates, particularly with respect to the timely and successful completion of studies and trials and availability of results from such studies and trials;

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the Corporation’s expectations about the safety and efficacy of its product candidates;

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the Corporation’s expectations regarding its ability to arrange for and scale up the manufacturing of product candidates;

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the Corporation’s expectations regarding the progress, and the successful and timely completion, of the various stages of the regulatory approval process;

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the Corporation’s expectations about whether various clinical and regulatory milestones will be achieved;

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the Corporation’s expectations about the timing of achieving milestones and the cost of its development programs;

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the Corporation’s plans to market, sell and distribute its product candidates;

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the Corporation’s expectations regarding the acceptance of its product candidates by the market;

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the Corporation’s ability to retain and access appropriate staff, management and expert advisers;

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the Corporation’s ability to strictly comply with federal, state, local and regulatory agencies in the United States and other jurisdictions in which the Corporation operates, including Australia, Switzerland and the Netherlands;

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the Corporation’s expectation that jurisdictions in which the Corporation operates, including Australia, Switzerland and the Netherlands, have similar regulatory frameworks as the United States;

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the Corporation’s expectations of the costs and timing to reach commercial production of drug products;

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the Corporation’s ability to secure strategic partnerships with academic research institutions and larger pharmaceutical and biotechnology companies;

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the Corporation’s continuation of strategic collaborations;

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the Corporation’s strategy to acquire and develop new product candidates and to enhance the safety and efficacy of existing product candidates;

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the Corporation’s expectations with respect to existing and future corporate alliances and licensing transactions with third parties, and the receipt and timing of any payments to be made by the Corporation or to the Corporation in respect of such arrangements; and

•
the Corporation’s strategy with respect to the expansion and protection of its intellectual property.

Forward-looking information is based on the opinions, assumptions and estimates of management considered reasonable at the date the statements are made. Although the Corporation and management believe that the expectations reflected in such forward-looking information are reasonable and are based on reasonable assumptions and estimates as of the date hereof, there can be no assurance that these assumptions or estimates are accurate or that any of these expectations will prove accurate. Forward-looking information is inherently subject to a variety of risks and uncertainties and other known and unknown factors that could cause actual events or results to differ materially from those projected in the forward-looking information. These factors include: early stage development; no assurance of active or liquid market; public markets and share prices; additional issuances and dilution; broad discretion over the use of proceeds; history of negative operating cash flow; limited operating history; tax on worldwide income; tax on dispositions of Subordinate Voting Shares; U.S. tax classification; changes in tax laws; as well as those risk factors discussed or referred to herein and the risks described under the heading “Risk Factors” in the AIF (as defined below) filed with the securities regulatory authorities in all provinces and territories of Canada and available under the Corporation’s profile on the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com.
Drug development involves long lead times, is very expensive and involves many variables of uncertainty. Anticipated timelines regarding drug development are based on reasonable assumptions informed by current knowledge and information available to the Corporation. Every patient treated on forward studies can change those assumptions either positively (to indicate a faster timeline to new drug applications and other approvals) or negatively (to indicate a slower timeline to new drug applications and other approvals). This Prospectus and the documents incorporated by reference herein contain certain forward-looking information regarding anticipated or possible drug development timelines. Such statements are informed by, among other things, U.S. Food and Drug Administration (“FDA”) regulatory guidelines for developing a drug with safety studies (Phase 1), proof of concept studies (Phase 2) and pivotal studies (Phase 2/3) for new drug application submission and approval, and assumes the success of implementation and results of such studies on timelines indicated as possible by such guidelines, other industry examples, and the Corporation’s development efforts to date.
Although the Corporation has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking information, there may be other factors that cause actions, events or results not to be anticipated, estimated or intended. Readers are cautioned that the foregoing list of factors is not exhaustive. There can be no assurance that the forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. The forward-looking information are made as of the date of this Prospectus or, in the case of documents incorporated by reference herein, as of the date of, or specified in, such documents. The Corporation undertakes no obligation to update any forward-looking information if circumstances or management’s estimates, assumptions or opinions should change, except as required by applicable law. Prospective investors are cautioned that forward-looking statements are not guarantees of future performance and accordingly investors are cautioned not to put undue reliance on forward-looking information due to the inherent uncertainty therein.

FINANCIAL INFORMATION
The financial statements of the Corporation are presented in U.S. dollars and such financial statements are prepared in accordance with IFRS. Unless otherwise indicated, any other financial information included or incorporated by reference in this Prospectus has been prepared in accordance with IFRS. In addition, unless otherwise indicated, all historical financial information included or incorporated by reference in this Prospectus is derived from financial statements prepared in accordance with IFRS. IFRS differs in certain material respects from United States generally accepted accounting principles (“U.S. GAAP”). As a result, certain financial information included or incorporated by reference in this Prospectus may not be comparable to financial information prepared by other United States companies. This prospectus does not include any explanation of the principal differences or any reconciliation between IFRS and U.S. GAAP.
CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION
This Prospectus and the documents incorporated by reference herein contain references to United States dollars and Canadian dollars. Canadian dollars are referred to as “Canadian dollars” or “C$”. United States dollars are referred to as “United States dollars” or “US$”.
The high, low and closing rates for Canadian dollars in terms of the United States dollar for each of the periods indicated, as reported by the Bank of Canada, were as follows:
	Year Ended December 31				Nine Months Ended September 30
	2019		2018		2020		2019
High	C$	1.3600	C$	1.3642	C$	1.4496	C$	1.3600
Low	C$	1.2988	C$	1.2288	C$	1.2970	C$	1.3038
Closing	C$	1.2988	C$	1.3642	C$	1.3339	C$	1.3243
On April 8, 2021, the daily average exchange rate for United States dollars expressed in terms of the Canadian dollar, as reported by the Bank of Canada, was US$1.00 = C$1.2579.
DOCUMENTS INCORPORATED BY REFERENCE
Information has been incorporated by reference in this Prospectus from documents filed with the securities commissions or similar authorities in each of the provinces and territories of Canada.   Copies of the documents incorporated herein by reference may be obtained on request without charge from the Secretary of the Corporation at One World Trade Center, Suite 8500, New York, NY 10007, telephone (650) 208-2454, and are also available electronically under the Corporation’s SEDAR profile at www.sedar.com. The filings of the Corporation through SEDAR and EDGAR are not incorporated by reference in this Prospectus except as specifically set out herein.
The following documents, filed by the Corporation with the securities commissions or similar authorities in each of the provinces and territories of Canada, are specifically incorporated by reference into, and form an integral part of, this Prospectus:
(a)
the management information circular of the Corporation (previously existing as Broadway Gold Mining Ltd. (“Broadway”) prior to closing of the RTO Transaction (as defined herein)) dated December 29, 2019 in respect of the annual and special meeting of shareholders held on February 19, 2020 to approve, among other things, the RTO Transaction, except specifically excluding (i) the section entitled “Documents Incorporated by Reference”; (ii) Schedule 1 to Appendix J; (iii) Appendix K; (iv) Schedules 1 and 2 to Appendix L; and (v) Appendix M;

(b)
the audited financial statements of the Corporation together with the notes thereto and the auditor’s report thereon for the year ended December 31, 2020 (the “Annual Financial Statements”);

(c)
management’s discussion and analysis of the Corporation for the year ended December 31, 2020;

(d)
the annual information form of the Corporation in respect of the year ended December 31, 2020 dated March 29, 2021 (the “AIF”);

(e)
the material change report of the Corporation in respect of the completion of the “bought deal” short form prospectus offering of the Corporation (the “January 2021 Offering”) dated January 7, 2021; and

(f)
the material change report of the Corporation in respect of the completion of the “bought deal” private placement offering of the Corporation completed on March 9, 2021 (the “2021 Private Placement” and collectively with the January 2021 Offering, the “Prior Offerings”) dated March 9, 2021.

Any document of the type referred to in section 11.1 of Form 44-101F1 of National Instrument 44-101 — Short Form Prospectus Distributions filed by the Corporation with the securities commissions or similar regulatory authorities in the applicable provinces and territories of Canada after the date of this Prospectus and prior to the date that is 25 months from the date of the Prospectus shall be deemed to be incorporated by reference in the Prospectus. In addition to the continuous disclosure obligations of the Corporation under the securities laws of certain provinces and territories of Canada, the Corporation is subject to certain of the information requirements of the U.S. Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), and in accordance therewith files reports and other information with the SEC. Under the MJDS, some reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. As a foreign private issuer, the Corporation is exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and the Corporation’s officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. In addition, the Corporation may not be required to publish financial statements as promptly as U.S. companies. You may read any document that the Corporation files with or furnishes to the SEC on the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system from the SEC’s website at www.sec.gov.
Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies, replaces or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.
A Prospectus Supplement containing the specific terms of an offering of Securities will be delivered to purchasers of such Securities together with the Prospectus and will be deemed to be incorporated by reference into the Prospectus as of the date of such Prospectus Supplement, but only for the purposes of the offering of Securities covered by that Prospectus Supplement.
Upon a new annual information form and the related annual financial statements being filed by the Corporation with the applicable securities commissions or similar regulatory authorities during the currency of this Prospectus, the previous annual information form, the previous annual financial statements and all interim financial statements (and related management’s discussion and analysis in the interim reports for such periods), material change reports and management information circulars filed prior to the commencement of the Corporation’s financial year in which the new annual information form is filed shall be deemed no longer to be incorporated into this Prospectus for purposes of further offers and sales of Securities hereunder. Upon interim consolidated financial statements and the accompanying management’s discussion and analysis being filed by the Corporation with the applicable securities regulatory authorities during the period that this Prospectus is effective, the previous interim consolidated financial statements and the accompanying management’s discussion and analysis filed shall no longer be deemed to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. In addition, upon a new management information circular for the annual meeting of shareholders being filed by the Corporation with the applicable securities regulatory authorities during the period that this Prospectus is effective, the previous management information circular filed in respect of the prior annual meeting of shareholders shall no longer be deemed to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.
DOCUMENTS FILED AS PART OF THE U.S. REGISTRATION STATEMENT
The following documents have been filed with the SEC as part of the U.S. Registration Statement of which this Prospectus forms a part insofar as required by the SEC’s Form F-10:
(a)
the documents listed under “Documents Incorporated by Reference”;

(b)
the consent of RSM Canada LLP, the Corporation’s independent auditors;

(c)
the consent of Cassels Brock & Blackwell LLP, the Corporation’s Canadian counsel;

(d)
the consent of Troutman Pepper Hamilton Sanders LLP, the Corporation’s United States counsel; and

(e)
powers of attorney from certain of the Corporation’s directors and officers, as applicable (included in the U.S. Registration Statement)

A copy of the form of warrant indenture or subscription receipt agreement, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the U.S. Exchange Act.
AVAILABLE INFORMATION
The Corporation is subject to the informational requirements of the U.S. Exchange Act and applicable Canadian requirements and, in accordance therewith, files reports and other information with the SEC and with securities regulatory authorities in Canada. Under the MJDS adopted by the United States and Canada, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. As a foreign private issuer, the Corporation is exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and the Corporation’s officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. The SEC maintains a website that contains reports and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.
This Prospectus is part of a registration statement on Form F-10 (the “U.S. Registration Statement”) relating to the Securities that the Corporation has or will file with the SEC. Under the U.S. Registration Statement, the Corporation may, from time to time, sell Securities described in this Prospectus in one or more offerings up to an aggregate offering amount of C$500,000,000. This Prospectus, which constitutes part of the U.S. Registration Statement, provides you with a general description of the Securities that the Corporation may offer. Each time the Corporation sells Securities under the U.S. Registration Statement, it will provide a Prospectus Supplement that will contain specific information about the terms of that offering of Securities. A Prospectus Supplement may also add, update or change information contained in this Prospectus. Before you invest, you should read both this Prospectus and any applicable Prospectus Supplement together with additional information described under the heading “Documents Incorporated by Reference”. This Prospectus does not contain all of the information set forth in the U.S. Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC, or the schedules or exhibits that are part of the U.S. Registration Statement. Investors in the United States should refer to the U.S. Registration Statement and the exhibits thereto for further information with respect to the Corporation and the Securities.

THE CORPORATION
General
On February 27, 2020, the Corporation (formerly existing as Broadway) completed a reverse takeover transaction (the “RTO Transaction”) by way of a plan of arrangement under the Business Corporations Act (British Columbia) (the “BCBCA”) between Broadway, Madison Metals Inc., Broadway Delaware Subco Inc. and Mind Medicine, Inc. (“MindMed US”). The Corporation is governed by the provisions of the BCBCA. In connection with the RTO Transaction, immediately prior to the closing of the RTO Transaction, the Corporation, among other things, changed its name to “Mind Medicine (MindMed) Inc.”
The Corporation’s head office is located at One World Trade Center, Suite 8500, New York, NY 10007 and its registered office is located at 1166 Alberni Street, Suite 1604, Vancouver, British Columbia V6E 3Z3.
Summary Description of the Business
MindMed is a clinical stage neuro-pharmaceutical drug development company developing product candidates based on psychedelic substances through rigorous science and clinical trials. MindMed’s mission is to discover, develop and deploy psychedelic inspired medicines and therapies intended to treat diseases in the areas of psychiatry, neurology, addiction, pain and, potentially, others such as anxiety disorders, substance use disorders and withdrawal and adult attention deficit disorder. The Corporation defines its “psychedelic inspired medicines” program to include medicines which have the therapeutic benefits of psychedelics without the hallucinogenic effects. The Corporation defines its therapies program to include other substances with hallucinogenic properties administered in combination with therapy that may be performed in-clinic under the supervision of medical professionals or in a similar therapeutic setting. Through MindMed’s drug development platform, the Corporation seeks to demonstrate the safety and efficacy of psychedelic-based medicines for a continuum of mental illnesses and unmet medical needs. MindMed has operations in Switzerland, Australia, the United States and Canada
The following diagram presents the inter-corporate relationships among the Corporation and its wholly-owned subsidiaries as at the date hereof.
MindMed US is the Corporation’s main operating subsidiary, through which its three drug development programs are overseen: (i) investigating the use of hallucinogenic and non-hallucinogenic treatments for addiction (the “Addiction Treatment Program”; (ii) a clinical trial of LSD micro-dosing for adult attention-deficit/hyperactivity disorder (“Project Flow”); and (iii) its drug development program for its LSD product candidate for anxiety disorders (“Project Lucy”). The Corporation’s collaboration with the University Hospital Basel’s Liechti Lab (the “UHB”) and other research and development efforts related to psychedelics are now supported through the Corporation’s Swiss subsidiary, MindMed Discover GmbH (“MindMed Switzerland”). Additionally, MindMed Pty Ltd. (“MindMed Australia”) is conducting a Phase 1 study to determine the safety and tolerability of single ascending doses (SAD) and multiple ascending doses (MAD) of 18-MC for its Addiction Treatment Program.
In furtherance of the Corporation’s mission to address mental health and addiction, MindMed is conducting preclinical trials to develop a portfolio of product candidates and assemble a compelling drug development pipeline of psychedelic inspired medicines and therapies for human clinical trials in accordance with the regulations of the FDA and regulatory authorities in other jurisdictions where MindMed or its affiliates operate.
MindMed utilizes a discover, develop and deploy process in order to advance psychedelic inspired medicines and therapies. The Corporation considers the discover process as being the non-clinical, pre-clinical and human clinical trials of psychedelic substances led by academic clinical investigators, discovery of new chemical entities and formulations based on psychedelics and the advancement of research and development on technologies that seek to demonstrate the safety and efficacy of psychedelic inspired medicines and therapies. The Corporation considers the develop process as being drug development programs that are being advanced from the discover mandates and transitioned to be company-sponsored drug development programs through clinical registration trials. The Corporation considers the deploy process as being MindMed’s commercialization mandates that will aim to partner with insurers, technology companies and care providers to scale access to MindMed’s medicines, if approved for marketing by regulatory authorities, to patients in need. Each term is used throughout this Prospectus.
MindMed’s business is premised on a growing body of research supporting the use of psychedelics to treat a myriad of mental health problems. For all product candidates, the Corporation will continue to proceed through research and development, and with marketing, if any, of the product candidates are ultimately approved, pursuant to the regulations of the FDA and international regulatory authorities. This entails, among other things, conducting clinical trials utilizing research scientists with extensive psychedelics backgrounds, using experienced clinical drug development teams, producing and supplying of drugs according to current Good Manufacturing Practices (“GMP”) and conducting all trials and development in accordance with the regulations of the FDA and other international regulatory authorities.
This approach places MindMed in an industry in which there are high barriers to entry, due to the need to conduct trials pursuant to applicable regulations, the time and costs required to do so and the related need to develop and protect intellectual property associated with drug development. Therefore, MindMed’s ability to build a compelling drug portfolio and pipeline and to raise the financing necessary for its operations are key to its success.
Regulatory Overview
MindMed is focused on developing and commercializing psychedelic inspired medicines and therapies as regulated medicines. In order to develop regulated medicines, MindMed’s process must be conducted in strict compliance with the regulations of the regulatory agencies in the jurisdictions in which MindMed operates, including the United States, the Netherlands, Switzerland and Australia. These regulatory authorities regulate, among other things, the research, manufacture, promotion and distribution of drugs in specific jurisdictions under applicable law and regulations.
The FDA and other international regulatory authorities at federal, state and local levels, as well as in foreign countries, extensively regulate, among other things, the research, development, testing, manufacture, quality control, import, export, safety, effectiveness, labeling, packaging, storage, distribution, recordkeeping, approval, advertising, promotion, marketing, post-approval monitoring and post-approval reporting of drugs. MindMed, along with its vendors, contract research organizations and contract manufacturers, will be required to navigate the various preclinical, clinical, manufacturing and commercial approval requirements of the governing regulatory agencies of the countries in which MindMed wishes to conduct studies or seek approval of MindMed’s product candidates. The process of obtaining regulatory approvals of drugs and ensuring subsequent compliance with appropriate federal, state, local and foreign statutes and regulations requires the expenditure of substantial time and financial resources and may not be successful.
The United States federal government regulates drugs through the CSA, which places controlled substances in a schedule. Certain psychedelic drugs, including LSD, ibogaine, MDMA, DMT and psilocybin are classified as Schedule I drugs. While ibogaine is a Schedule I drug in the United States, MindMed is not developing or working on ibogaine directly. Rather, MindMed works with a non-hallucinogenic synthetic derivative of the psychedelic substance ibogaine, known as 18-MC, which is a synthetic organic molecule designed around a common coronaridine chemical backbone, which is also common to a number of plant-based medicinal compounds, including ibogaine. 18-MC was the result of a rational drug design program aimed at generating a molecule with anti-addictive properties that lacked the hallucinogenic properties and other toxicities seen with plant-based ibogaine. At this time, 18-MC is not a Schedule I substance in the United States and MindMed does not foresee it becoming a Schedule I substance due to its non-hallucinogenic properties. Certain other jurisdictions have similarly regulated certain psychedelic drugs, including Australia and Switzerland. The United States Food and Drug Administration has not approved LSD, ibogaine, MDMA, DMT, psilocybin, or 18-MC as drugs.
MindMed is focused on developing and commercializing psychedelic inspired regulated medicines. While MindMed is focused on programs using psychedelic inspired compounds and classic psychedelics, MindMed does not have any direct or indirect involvement with the illegal selling, production or distribution of any substances in the jurisdictions in which it operates. The Corporation is a neuro-pharmaceutical drug development company and does not advocate for the legalization of any psychedelic substances and does not deal with psychedelic substances except within laboratory and clinical trial settings conducted within approved regulatory frameworks. MindMed’s products will not be commercialized prior to applicable regulatory approval, which will only be granted if clinical evidence of safety and efficacy for the intended uses is successfully developed.
Recent Developments
On January 7, 2021, the Corporation announced that it had completed the January 2021 Offering pursuant to which the Corporation issued 20,930,000 units of the Corporation (the “January 2021 Units”) at a price of C$4.40 per unit for gross proceeds of C$92,092,000. Each January 2021 Unit was comprised of one Subordinate Voting Share and one-half of one warrant (each whole warrant, a “January 2021 Warrant”). Each January 2021 Warrant entitles to holder thereof to acquire one Subordinate Voting Share at an exercise price of C$5.75 until January 7, 2024. If, prior to the expiry of the January 2021 Warrants, the daily volume weighted average price of the Subordinate Voting Shares on the NEO is equal to or greater than C$9.00 for any 10 consecutive trading days, the Corporation may, upon providing written notice to the holders of January 2021 Warrants, accelerate the expiry date of the January 2021 Warrants to the date that is 30 days following the date of such written notice. As consideration for the services rendered by the underwriters in connection with the January 2021 Offering, the Corporation issued an aggregate of 1,255,800 compensation options (the “January 2021 Compensation Options”). Each January 2021 Compensation Option entitles the holder thereof to acquire one January 2021 Unit at a price of C$4.40 per unit until January 7, 2024.
On February 17, 2021, MindMed entered into an agreement to acquire (the “HealthMode Acquisition”) HealthMode, Inc. (“HealthMode”), a digital medicine and therapeutics company that uses artificial intelligence enabled digital measurement to increase the precision and speed of clinical research and patient monitoring. The HealthMode Acquisition was completed on February 26, 2021 and MindMed made a cash payment of approximately C$286,000 and issued 81,497 Multiple Voting Shares to the vendors of HealthMode.
On March 9, 2021, MindMed announced that it had completed the 2021 Private Placement pursuant to which the Corporation issued 6,000,000 units of the Corporation (the “March 2021 Units”) at a price of C$3.25 per unit for aggregate gross proceeds of C$19,500,000. Each March 2021 Unit was comprised of one Subordinate Voting Share and one-half of one warrant (each whole warrant, a “March 2021 Warrant”). Each March 2021 Warrant entitles to holder thereof to acquire one Subordinate Voting Share at an exercise price of C$4.40 until March 9, 2024. If, prior to the expiry of the March 2021 Warrants, the daily volume weighted average price of the Subordinate Voting Shares on the NEO is equal to or greater than C$6.90 for any five consecutive trading days, the Corporation may, upon providing written notice to the holders of March 2021 Warrants, accelerate the expiry date of the March 2021 Warrants to the date that is 30 days following the date of such written notice. As consideration for the services rendered by the underwriters in connection with the 2021 Private Placement, the Corporation issued an aggregate of 360,000 compensation options (the “March 2021 Compensation Options”). Each March 2021 Compensation Option entitles the holder thereof to acquire one March 2021 Unit at a price of C$3.25 per unit until March 9, 2024.

COVID-19 Pandemic
Management has continued to closely monitor the impact of the COVID-19 global pandemic, with a focus on the health and safety of the Corporation’s employees, business continuity and supporting its communities. The Corporation has continued to operate under preventative measures and has experienced minimal disruption to its business and operations. Given the uncertainties associated with the COVID-19 pandemic, the Corporation is unable to estimate the impact of the COVID-19 pandemic on its business, financial condition, results of operations, and/or cash flows. The uncertain nature of the impacts of the COVID-19 pandemic may continue to affect the Corporation’s results of operations for fiscal 2021.
MindMed believes it has sufficient liquidity available from cash and cash equivalents on hand of approximately US$80 million as of December 31, 2020 to enable MindMed to meet its working capital and other operating requirements, fund growth initiatives and capital expenditures and settle its liabilities. In addition, subsequent to December 31, 2020, MindMed issued additional Subordinate Voting Shares for gross proceeds in excess of C$111.5 million pursuant to the Prior Offerings.
CONSOLIDATED CAPITALIZATION
There have been no material changes in the share and loan capital of the Corporation, on a consolidated basis, since the date of the date of the Annual Financial Statements, which are incorporated by reference in this Prospectus, other than (a) 20,930,000 Subordinate Voting Shares, 10,465,000 January 2021 Warrants and 1,255,800 January 2021 Compensation Options pursuant to the January 2021 Offering; (b) 6,000,000 Subordinate Voting Shares, 3,000,000 March 2021 Warrants and 360,000 March 2021 Compensation Options pursuant to the 2021 Private Placement; (c) 81,497 Multiple Voting Shares pursuant to the HealthMode Acquisition (see “Recent Developments”); (d) the issuance of 4,354,080 Subordinate Voting Shares upon the exercise of share purchase warrants; and (e) the issuance of 4,519,879 Subordinate Voting Shares upon the exercise of stock options.
The applicable Prospectus Supplement will describe any material change, and the effect of such material change, on the Corporation’s share and loan capitalization that will result from the issuance of Securities pursuant to such Prospectus Supplement.
USE OF PROCEEDS
The net proceeds to MindMed from any offering of Securities, the proposed use of those proceeds and the specific business objectives that the Corporation expects to accomplish with such proceeds will be set forth in the applicable Prospectus Supplement relating to that offering of Securities.
There may be circumstances where, on the basis of results obtained or for other sound business reasons, a re-allocation of funds may be necessary or prudent. Accordingly, management will have broad discretion in the application of the proceeds of an offering of Securities. The actual amount that the Corporation spends in connection with each intended use of proceeds may vary significantly from the amounts specified in the applicable Prospectus Supplement and will depend on a number of factors, including those referred to under “Risk Factors” and any other factors set forth in the applicable Prospectus Supplement. The Corporation may invest funds which it does not immediately use. Such investments may include short-term marketable investment grade securities. The Corporation may, from time to time, issue securities (including debt securities) other than pursuant to this Prospectus. See “Risk Factors”.
During the fiscal year ended December 31, 2020, the Corporation had negative cash flow from operating activities. To the extent that the Corporation has negative operating cash flows in future periods, the Corporation may need to deploy a portion of its existing working capital to fund such negative cash flow. As at December 31, 2020, the Corporation had cash and cash equivalents on hand of approximately US$80 million.
PLAN OF DISTRIBUTION
The Corporation may, from time to time, during the 25-month period that the Prospectus remains valid, offer for sale and issue any of the Securities. The Corporation may issue and sell up to C$500,000,000, in the aggregate, of Securities.

The Corporation may sell the Securities, separately or together, to or through underwriters or dealers, and also may sell Securities to one or more other purchasers directly or through agents. Each Prospectus Supplement will set forth the terms of the offering, including the name or names of any underwriters, dealers or agents and any fees or compensation payable to them in connection with the offering and sale of a particular series or issue of Securities, the public offering price or prices of the Securities and the proceeds to the Corporation from the sale of the Securities.
The Securities may be sold, from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including in transactions that are deemed to be “at-the-market distributions” as defined in NI 44-102, including sales made directly on the NEO or other existing trading markets for the Securities. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Corporation. No underwriter or dealer involved in an “at-the-market distribution”, and no person or company acting jointly or in concert with an underwriter or dealer, may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the Securities or securities of the same class as the Securities distributed under this Prospectus, including selling an aggregate number or principal amount of Securities that would result in the underwriter or dealer creating an over-allocation position in the Securities. The Corporation will obtain any requisite exemptive relief prior to conducting “at-the-market distributions”.
Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Corporation to indemnification by the Corporation against certain liabilities, including liabilities under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”) and Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Corporation in the ordinary course of business.
In connection with any offering of Securities, other than an “at-the-market distribution”, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. A purchaser who acquires Securities forming part of the underwriters’ or dealers’ overallocation position acquires those Securities under this Prospectus. No underwriter or dealer involved in an “at the market distribution”, as defined in NI 44-102, no affiliate of such an underwriter or dealer and no person acting jointly or in concert with such an underwriter or dealer will over allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities.
Unless otherwise specified in the applicable Prospectus Supplement, the Corporation does not intend to list any of the Securities other than the Subordinate Voting Shares on any securities exchange. Unless otherwise specified in the applicable Prospectus Supplement, the Multiple Voting Shares, Subscription Receipts, Units and Warrants will not be listed on any securities exchange. Consequently, unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Multiple Voting Shares, Subscription Receipts, Units and Warrants may be sold and purchasers may not be able to resell any such Securities purchased under the Prospectus. This may affect the pricing of the Multiple Voting Shares, Subscription Receipts, Units and Warrants in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. No assurances can be given that a market for trading in Securities of any series or issue will develop or as to the liquidity of any such market, whether or not the Securities are listed on a securities exchange.

SELLING SECURITYHOLDERS
Securities may be sold under this Prospectus by way of secondary offering by or for the account of certain of the Corporation’s securityholders. Any Prospectus Supplement filed in connection with an offering of Securities by selling securityholders will include the following information: (a) the names of the selling securityholders; (b) the number or amount of Securities owned, controlled or directed of the class being distributed by each selling securityholder; (c) the number or amount of Securities of the class being distributed for the account of each selling securityholder; (d) the number or amount of Securities of any class to be owned, controlled or directed by the selling securityholders after the distribution and the percentage that number or amount represents of the total number of the Corporation’s outstanding Securities; (e) whether the Securities are owned by the selling securityholders both of record and beneficially, of record only, or beneficially only; (f) where applicable, the disclosure required by Form 44-101F1 of NI 44-101, and selling securityholders will file a non-issuer’s submission to jurisdiction form with the applicable Prospectus Supplement; and (g) all other information that is required to be included in the applicable Prospectus Supplement. Selling securityholders will not engage in at-the-market distributions under this Prospectus.
DESCRIPTION OF SHARE CAPITAL
The Corporation is authorized to issue an unlimited number of Subordinate Voting Shares without par value and an unlimited number of Multiple Voting Shares without par value. The outstanding share capital of the Corporation as of the date immediately prior to the date of this Prospectus consists of: (a) 340,181,154 Subordinate Voting Shares and (b) 666,497 Multiple Voting Shares (convertible into 66,649,700 Subordinate Voting Shares). All of the Multiple Voting Shares are owned or controlled, directly or indirectly, by certain former shareholders of MindMed US.
The Subordinate Voting Shares and the Multiple Voting Shares are substantially identical with the exception of the multiple voting and conversion rights attached to the Multiple Voting Shares and the related take-over bid protections attached to the Subordinate Voting Shares as more particularly described herein.
The Subordinate Voting Shares are “restricted securities” within the meaning of such term under applicable Canadian securities laws. The Corporation has complied with the requirements of Part 12 of National Instrument 41-101 — General Prospectus Requirements (“NI 41-101”) to be able to file a prospectus under which the Subordinate Voting Shares or securities that are, directly or indirectly, convertible into, or exercisable or exchangeable for, the Subordinate Voting Shares are distributed, as the Corporation received the requisite prior majority approval of shareholders of the Corporation at the annual and special meeting of shareholders held on February 19, 2020 in accordance with applicable law, including Section 12.3 of NI 41-101, for the amendment to re-designate the common shares of the Corporation as the Subordinate Voting Shares and the creation of the Multiple Voting Shares (the “Share Terms Amendment”). The Share Terms Amendment constituted a “restricted security reorganization” within the meaning of such term under applicable Canadian securities laws.
As of the date immediately prior to the date of this Prospectus, the Subordinate Voting Shares represent approximately 83.6% of the voting rights attached to outstanding securities of the Corporation and the Multiple Voting Shares represent approximately 16.4% of the voting rights attached to outstanding securities of the Corporation.
The following is a summary of the rights, privileges, restrictions and conditions attached to the Subordinate Voting Shares and the Multiple Voting Shares but does not purport to be complete. Reference should be made to the Articles and the full text of their provisions for a complete description thereof, which are available under the Corporation’s SEDAR profile at www.sedar.com. See also “Description of Capital Structure” in the AIF.
Conversion Rights
Issued and outstanding Multiple Voting Shares, including fractions thereof, may at any time, subject to the FPI Condition and Beneficial Ownership Limitation (as such terms are defined below), at the option of the holder, be converted into Subordinate Voting Shares at an initial conversion ratio (the “Conversion Ratio”) of 100 Subordinate Voting Shares per Multiple Voting Share. The Conversion Ratio is subject to adjustment from time to time in certain events including distributions to holders of, or recapitalizations (including stock dividends, subdivisions and consolidations) involving, the Subordinate Voting Shares. Further, the board of directors (the “Board”) of the Corporation may require holders of Multiple Voting Shares to convert all, but not less than all, of their Multiple Voting Shares at the applicable Conversion Ratio if (a) the Subordinate Voting Shares are registered for resale and may be sold pursuant to an effective registration statement or prospectus covering the Subordinate Voting Shares under the U.S. Securities Act and (b) the Corporation is subject to the reporting requirements of Section 13 or 15(d) of the U.S. Exchange Act. See “— Conversion Conditions” for further details.
Conversion Conditions
The right of the holders of Multiple Voting Shares to convert their Multiple Voting Shares into Subordinate Voting Shares is subject to certain conditions in order to maintain the status of the Corporation as a “foreign private issuer” under United States securities laws. Specifically, the right to convert the Multiple Voting Shares is subject to the condition that the aggregate number of Subordinate Voting Shares and Multiple Voting Shares (calculated as a single class) held of record, directly or indirectly, by residents of the United States (as determined in accordance with Rules 3b-4 and 12g3-2(a) under the U.S. Exchange Act), may not exceed 45% of the aggregate number of Subordinate Voting Shares and Multiple Voting Shares issued and outstanding after giving effect to such conversions and calculated as a single class (the “FPI Condition”). The Board may, by resolution, increase the 45% threshold in the FPI Condition to an amount not to exceed 50%.
In addition, the Corporation shall not affect any conversion of Multiple Voting Shares, and a holder shall not have the right to convert any portion of Multiple Voting Shares, to the extent that after giving effect to such issuance after conversion, the holder (together with its affiliates and any other persons acting as a group with the holder or its affiliates) would beneficially own in excess of 9.99% of the number of Subordinate Voting Shares outstanding immediately after giving effect to such conversion (the “Beneficial Ownership Limitation”). Notwithstanding the foregoing, a holder of Multiple Voting Shares, upon notice to the Corporation, may increase or decrease the Beneficial Ownership Limitation, provided that the Beneficial Ownership Limitation shall not exceed 19.9% of the number of Subordinate Voting Shares outstanding immediately after giving effect to the conversion and any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice of increase is delivered to the Corporation.
No fractional Subordinate Voting Shares will be issued on any conversion of Multiple Voting Shares and any fractional Subordinate Voting Shares will be rounded up to the nearest whole number.
Voting Rights
All holders of Shares will be entitled to receive notice of any meeting of shareholders of the Corporation and to attend, vote and speak at such meetings, except those meetings at which only holders of a specific class or series of shares are entitled to vote separately as a class or series under the BCBCA. A quorum for the transaction of business at any meeting of shareholders is two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 5% of the issued Shares entitled to vote at the meeting.
On all matters upon which holders of Shares are entitled to vote: (a) each Subordinate Voting Share is entitled to one vote per Subordinate Voting Share; and (b) each Multiple Voting Share is entitled to one vote for each Subordinate Voting Share into which such Multiple Voting Share could ultimately be converted at the Conversion Ratio, being initially 100 votes per Multiple Voting Share.
Unless a different majority is required by law or the Articles, resolutions to be approved by holders of Shares require approval by a simple majority of the total number of votes of all Shares cast at a meeting of shareholders at which a quorum is present based on the voting entitlements of each class of Shares described above.
Dividend Rights
Holders of Shares are entitled to receive dividends out of any cash or the assets legally available for the payment or distribution of dividends at such times and in such amount and form as the Board may from time to time determine, on the following basis, and otherwise without preference or distinction among or between the Shares: each Multiple Voting Share will be entitled to an amount equal to the amount paid or distributed per Subordinate Voting Share multiplied by the Conversion Ratio. No dividend will be declared or paid on the Multiple Voting Shares unless the Corporation simultaneously declares or pays, as applicable, equivalent dividends (on an as-converted to Subordinate Voting Share basis) on the Subordinate Voting Shares.
Liquidation Rights
In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of its assets among its shareholders for the purpose of winding-up its affairs, whether voluntarily or involuntarily, the holders of Shares will, subject to the prior rights of the holders of any shares of the Corporation ranking in priority to the Shares, be entitled to receive all of the Corporation’s assets remaining after payment of all debts and other liabilities, rateably amongst all holders of Multiple Voting Shares (on an as- converted to Subordinate Voting Share basis at the then current Conversion Ratio) and Subordinate Voting Shares and otherwise without preference or distinction among or between the Shares.
Pre-Emptive and Redemption Rights
Holders of Shares do not have any rights of first refusal or pre-emptive or redemption rights.
Subdivision or Consolidation
No subdivision or consolidation of any class of Shares may be carried out unless, at the same time, the Subordinate Voting Shares and Multiple Voting Shares, as the case may be, are subdivided or consolidated in the same manner and on the same basis so as to preserve the relative rights of the holders of each class of Shares.
Issuance of Additional Multiple Voting Shares
The Corporation may issue additional Multiple Voting Shares upon the approval of the Board.
Take-Over Bid Protection
If an offer is made to purchase Multiple Voting Shares (an “MVS Offer”) where: (a) by reason of applicable securities legislation or stock exchange requirements, the offer must be made to all or substantially all holders of the class of Multiple Voting Shares; and (b) no equivalent offer is made for the Subordinate Voting Shares, the holders of Subordinate Voting Shares have the right, pursuant to the Articles, at their option, to convert their Subordinate Voting Shares into Multiple Voting Shares at the inverse of the then current Conversion Ratio for the purpose of allowing the holders of the Subordinate Voting Shares to tender to such MVS Offer, provided that such conversion into Multiple Voting Shares will be solely for the purpose of tendering the Multiple Voting Shares to the MVS Offer in question and that any Multiple Voting Shares that are tendered to the MVS Offer but are not, for any reason, taken up and paid for by the offeror will automatically be reconverted at the then current Conversion Ratio into the Subordinate Voting Shares that existed prior to such conversion.
DESCRIPTION OF SECURITIES BEING DISTRIBUTED
Subordinate Voting Shares
See “Description of Share Capital” above.
Multiple Voting Shares
See “Description of Share Capital” above.
Subscription Receipts
The following description sets forth certain general terms and provisions of Subscription Receipts that may be issued hereunder and is not intended to be complete. Subscription Receipts may be issued at various times which will entitle holders thereof to receive, upon satisfaction of certain release conditions and for no additional consideration, Subordinate Voting Shares, Multiple Voting Shares, Warrants, Units or any combination thereof. The Subscription Receipts may be offered separately or together with other Securities, as the case may be. Subscription Receipts will be issued pursuant to one or more subscription receipt agreements (each, a “Subscription Receipt Agreement”), each to be entered into between the Corporation and an escrow agent (the “Escrow Agent”) that will be named in the relevant Prospectus Supplement. Each Escrow Agent will be a financial institution organized under the laws of Canada or a province thereof and authorized to carry on business as a trustee. If underwriters or agents are used in the sale of any Subscription Receipts, one or more of such underwriters or agents may also be a party to the Subscription Receipt Agreement governing the Subscription Receipts sold to or through such underwriter or agent.
The statements made in this Prospectus relating to any Subscription Receipt Agreement and Subscription Receipts to be issued under this Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the applicable Subscription Receipt Agreement. You should refer to the Subscription Receipt Agreement relating to the specific Subscription Receipts being offered for the complete terms of the Subscription Receipts. A copy of any Subscription Receipt Agreement relating to an offering or Subscription Receipts will be filed by the Corporation with the securities regulatory authorities in applicable Canadian offering jurisdictions and the United States after the Corporation has entered into it.
The particular terms of each issue of Subscription Receipts will be described in the related Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:
•
the designation and aggregate number of such Subscription Receipts being offered;

•
the price at which such Subscription Receipts will be offered;

•
the designation, number and terms of the Subordinate Voting Shares, Multiple Voting Shares, Warrants, Units or any combination thereof to be received by the holders of such Subscription Receipts upon satisfaction of the release conditions, and any procedures that will result in the adjustment of those numbers;

•
the conditions (the “Release Conditions”) that must be met in order for holders of such Subscription Receipts to receive, for no additional consideration, Subordinate Voting Shares, Multiple Voting Shares, Warrants, Units or any combination thereof;

•
the procedures for the issuance and delivery of the Subordinate Voting Shares, Multiple Voting Shares, Warrants, Units or any combination thereof to holders of such Subscription Receipts upon satisfaction of the Release Conditions;

•
whether any payments will be made to holders of such Subscription Receipts upon delivery of the Subordinate Voting Shares, Multiple Voting Shares, Warrants, Units or any combination thereof upon satisfaction of the Release Conditions;

•
the identity of the Escrow Agent;

•
the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of such Subscription Receipts, together with interest and income earned thereon (collectively, the “Escrowed Funds”), pending satisfaction of the Release Conditions;

•
the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Corporation upon satisfaction of the Release Conditions and if the Subscription Receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commissions in connection with the sale of the Subscription Receipts;

•
procedures for the refund by the Escrow Agent to holders of such Subscription Receipts of all or a portion of the subscription price of their Subscription Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

•
any contractual right of rescission to be granted to initial purchasers of such Subscription Receipts in the event that this Prospectus, the Prospectus Supplement under which Subscription Receipts are issued or any amendment hereto or thereto contains a misrepresentation;

•
any entitlement of the Corporation to purchase such Subscription Receipts in the open market by private agreement or otherwise;

•
if the Subscription Receipts are issued as a Unit with another Security, the date, if any, on and after which the Subscription Receipts and the other Security will be separately transferable;

•
whether the Corporation will issue such Subscription Receipts as global securities and, if so, the identity of the depository for the global securities;

•
whether the Corporation will issue such Subscription Receipts as bearer securities, as registered securities or both;

•
provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms of such Subscription Receipts, including upon any subdivision, consolidation, reclassification or other material change of the Subordinate Voting Shares, Multiple Voting Shares, Warrants, Units or other securities, any other reorganization, amalgamation, merger or sale of all or substantially all of the Corporation’s assets or any distribution of property or rights to all or substantially all of the holders of Subordinate Voting Shares;

•
whether the Corporation will apply to list such Subscription Receipts on any exchange;

•
the material United States and Canadian federal income tax consequences of owning the Subscription Receipts; and

•
any other material terms or conditions of such Subscription Receipts.

Rights of Holders of Subscription Receipts Prior to Satisfaction of Release Conditions
The holders of Subscription Receipts will not be, and will not have the rights of, shareholders of the Corporation. Holders of Subscription Receipts are entitled only to receive Subordinate Voting Shares, Multiple Voting Shares, Warrants, Units or a combination thereof on exchange or conversion of their Subscription Receipts, plus any cash payments, all as provided for under the Subscription Receipt Agreement and only once the Release Conditions have been satisfied.
Escrow
The Subscription Receipt Agreement will provide that the Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to the Corporation (and, if the Subscription Receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the Subscription Receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of Subscription Receipts will receive a refund of all or a portion of the subscription price for their Subscription Receipts, plus their pro-rata entitlement to interest earned or income generated on such amount, if provided for in the Subscription Receipt Agreement, in accordance with the terms of the Subscription Receipt Agreement.
Modifications
The Subscription Receipt Agreement will specify the terms upon which modifications and alterations to the Subscription Receipts issued thereunder may be made by way of a resolution of holders of Subscription Receipts at a meeting of such holders or consent in writing from such holders. The number of holders of Subscription Receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.
The Subscription Receipt Agreement will also specify that the Corporation may amend the Subscription Receipt Agreement and the Subscription Receipts, without the consent of the holders of the Subscription Receipts, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of the holder of outstanding Subscription Receipts or as otherwise specified in the Subscription Receipt Agreement.

Units
The following description sets forth certain general terms and provisions of the Units that may be issued hereunder and is not intended to be complete. Units may be issued at various times comprising any combination of the other Securities described in this Prospectus. Each Unit will be issued so that the holder of such Unit is also the holder of each Security comprising such Unit. Therefore, the holder of a Unit will have the rights and obligations of a holder of each included Security (except in some cases where the right to transfer an included Security of a Unit may not occur without the transfer of the other included Security comprising part of such Unit). The Units may be offered separately or together with other Securities, as the case may be.
The particular terms of each issue of Units will be described in the related Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:
•
the designation and aggregate number of Units;

•
the price at which the Units will be offered;

•
the designation and terms of the Units and the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately;

•
any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units;

•
whether the Corporation will apply to list the Units or the Securities comprising the Units on any exchange;

•
the material United States and Canadian federal income tax consequences of owning the Units, including how the purchase price paid will be allocated among the Securities comprising the Units; and

•
whether the Units and the Securities comprising the Units will be issued in fully registered or global form.

Warrants
The following description sets forth certain general terms and provisions of Warrants for the purchase of Subordinate Voting Shares, Multiple Voting Shares or Units that may be issued hereunder and is not intended to be complete. The Warrants may be offered separately or together with other Securities, as the case may be. Warrants may be issued at various times under one or more warrant indenture to be entered into by the Corporation and one or more banks or trust companies acting as warrant agent.
The statements made in this Prospectus relating to any warrant indenture and Warrants to be issued under this Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the applicable warrant indenture. You should refer to the warrant indenture relating to the specific Warrants being offered for the complete terms of the Warrants. A copy of any warrant indenture relating to an offering or Warrants will be filed by the Corporation with the securities regulatory authorities in applicable Canadian offering jurisdictions and the United States after the Corporation has entered into it.
The particular terms of each issue of Warrants will be described in the related Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:
•
the designation and aggregate number of Warrants;

•
the price at which the Warrants will be offered;

•
the designation, number and terms of the Subordinate Voting Shares, Multiple Voting Shares or Units, as applicable, purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;

•
the date on which the right to exercise the Warrants will commence and the date on which such right will expire;

•
the exercise price of the Warrants;

•
if the Warrants are issued as a Unit with another Security, the date, if any, on and after which the Warrants and the other Security will be separately transferable;

•
any minimum or maximum amount of Warrants that may be exercised at any one time;

•
any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

•
whether the Warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;

•
provisions as to modification, amendment or variation of the warrant indenture or any rights or terms of such Warrants, including upon any subdivision, consolidation, reclassification or other material change of the Subordinate Voting Shares, Multiple Voting Shares, Units or other securities, any other reorganization, amalgamation, merger or sale of all or substantially all of the Corporation’s assets or any distribution of property or rights to all or substantially all of the holders of Subordinate Voting Shares;

•
the material United States and Canadian federal income tax consequences of owning the Warrants; and

•
any other material terms or conditions of the Warrants.

Warrant certificates will be exchangeable for new Warrant certificates of different denominations at the office indicated in the Prospectus Supplement. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the securities subject to the Warrants. The Corporation may amend the warrant indenture(s) and the Warrants, without the consent of the holders of the Warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision or in any other manner that will not prejudice the rights of the holders of outstanding Warrants, as a group.
CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS
The applicable Prospectus Supplement may describe certain Canadian federal income tax consequences to an investor who is a non-resident of Canada or to an investor who is a resident of Canada of acquiring, owning and disposing of any of the Securities offered thereunder. Canadian investors should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a summary of the U.S. federal income tax considerations generally applicable to the ownership and disposition of the Subordinate Voting Shares. This summary is based upon U.S. federal income tax law as of the date of this Prospectus, which is subject to change or differing interpretations, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (including, but not limited to, financial institutions, insurance companies, broker-dealers or traders in securities or currencies, tax-exempt organizations (including private foundations), individual retirement accounts or qualified pension plans, taxpayers that have elected mark-to-market accounting, S corporations, regulated investment companies, real estate investment trusts, U.S. expatriates (or former long-term residents of the United States), investors that will hold the Subordinate Voting Shares as part of a straddle, hedge, conversion or other integrated transaction for U.S. federal income tax purposes, investors that have a functional currency other than the U.S. dollar or persons subject to special tax accounting rules as a result of any item of gross income with respect to the Subordinate Voting Shares being taken into account in an applicable financial statement), all of whom may be subject to tax rules that differ materially from those summarized below. In addition, this summary does not discuss other U.S. federal tax consequences (e.g., estate or gift tax), any state, local or non-U.S. tax considerations or the Medicare tax or alternative minimum tax. In addition, this summary is limited to investors that will hold the Subordinate Voting Shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended (the “Code”) and that acquired the Subordinate Voting Shares pursuant to this Prospectus. No ruling from the Internal Revenue Service (the “IRS”) has been or will be sought regarding any matter discussed herein.

No assurance can be given that the IRS would not assert, or that a court would not sustain a position contrary to any of the tax aspects set forth below.
For purposes of this summary, a “U.S. Holder” is a beneficial holder of Subordinate Voting Shares who or that, for U.S. federal income tax purposes is either (a) an individual who is a United States citizen or resident of the United States; (b) a corporation or other entity treated as a corporation for United States federal income tax purposes created in, or organized under the laws of, the United States, any state thereof or the District of Columbia; (c) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source; or (d) a trust (i) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (ii) that has in effect a valid election under applicable U.S. Treasury Regulations to be treated as a United States person.
A “non-U.S. Holder” is a beneficial holder of the Subordinate Voting Shares that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.
If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the Subordinate Voting Shares, the tax treatment of a partner, member or other beneficial owner in such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. An investor that is a partner, member or other beneficial owner of a partnership holding the Subordinate Voting Shares is urged to consult the investor’s own tax advisors regarding the tax consequences of the ownership and disposition of the Subordinate Voting Shares.
THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. THE CORPORATION URGES PROSPECTIVE HOLDERS TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF OWNING AND DISPOSING OF THE SUBORDINATE VOTING SHARES AS WELL AS THE APPLICATION OF ANY, STATE, LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS.
U.S. Tax Classification of the Corporation
Pursuant to Section 7874(b) of the Code and the U.S. Treasury Regulations promulgated thereunder, notwithstanding that the Corporation has been organized under Canadian law, solely for U.S. federal income tax purposes, the Corporation will be classified as a U.S. domestic corporation. Accordingly, the Corporation will be subject to a number of significant and complicated U.S. federal income tax consequences as a result of being treated as a U.S. domestic corporation for U.S. federal income tax purposes and will be subject to taxation both in Canada and the United States which could have a material adverse effect on its financial condition and results of operations.
Taxation of U.S. Holders
Distributions on Subordinate Voting Shares
If the Corporation makes distributions with respect to a Subordinate Voting Share, the distributions generally will be treated as U.S. source dividends to a U.S. Holder of a Subordinate Voting Share to the extent of the Corporation’s current and accumulated earnings and profits as determined under U.S. federal income tax principles at the end of the tax year in which the distribution occurs. To the extent the distributions exceed the Corporation’s current and accumulated earnings and profits, the excess will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis in the Subordinate Voting Share and thereafter as gain from the sale or exchange of that Subordinate Voting Share. Corporate U.S. Holders may be entitled to claim the dividends-received deduction with respect to dividends paid on the Subordinate Voting Shares and such dividends may constitute qualified dividend income to individual U.S. Holders, subject in each case to applicable restrictions and eligibility requirements.
Dividends on the Subordinate Voting Shares will not constitute foreign source income for U.S. foreign tax credit limitation purposes because the Corporation, even though organized as a Canadian corporation, will be treated as a U.S. corporation for U.S. federal income tax purposes, as described above under “— U.S.

Tax Classification of the Corporation.” Therefore, a U.S. Holder may not be able to claim a U.S. foreign tax credit for any Canadian tax unless the U.S. Holder has sufficient other foreign source income.
Sale or Other Taxable Disposition of Subordinate Voting Shares
Upon the sale or other taxable disposition of a Subordinate Voting Share, U.S. Holders generally will recognize capital gain or loss equal to the difference between the amount realized by such holders on the disposition and their adjusted tax basis in such Subordinate Voting Share. Such gain or loss generally will be long-term capital gain or loss if the U.S. Holder held such a Subordinate Voting Share for more than one year as of the time of disposition. Long-term capital gains of individuals are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.
To the extent a sale or other taxable disposition of the Subordinate Voting Shares by a U.S. Holder results in Canadian tax payable by the U.S. Holder, such U.S. Holder may not be able to claim a U.S. foreign tax credit for any Canadian tax unless the U.S. Holder has sufficient other foreign source income.
Foreign Currency
The amount of any distribution paid to a U.S. Holder in foreign currency, or the amount of proceeds paid in foreign currency on the sale, exchange or other taxable disposition of Subordinate Voting Shares, generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). A U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method of tax accounting. Each U.S. Holder should consult its own U.S. tax advisors regarding the U.S. federal income tax consequences of receiving, owning and disposing of foreign currency.
Information Reporting and Backup Withholding
In general, information reporting requirements may apply to dividends paid to a U.S. Holder and to the proceeds of the sale or other disposition of the Subordinate Voting Shares, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number (generally, on a properly completed IRS Form W-9) or a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn). Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the U.S. Holder’s U.S. federal income tax liability, provided that the holder timely furnishes the required information to the IRS.
Taxation of Non-U.S. Holders
Distributions on Subordinate Voting Shares
If the Corporation makes distributions with respect to a Subordinate Voting Share, the distributions generally will be treated as dividends to a non-U.S. Holder of a Subordinate Voting Share to the extent of the Corporation’s current and accumulated earnings and profits as determined under U.S. federal income tax principles at the end of the tax year in which the distribution occurs. To the extent the distributions exceed the Corporation’s current and accumulated earnings and profits, the excess will be treated first as a tax-free return of capital to the extent of the non-U.S. Holder’s adjusted tax basis in the Subordinate Voting Share and thereafter as gain from the sale or exchange of that Subordinate Voting Share.
Dividends paid to a non-U.S. Holder generally will be subject to U.S. withholding tax at a rate of 30% of the gross amount, unless the non-U.S. Holder is eligible for and properly claims a reduced rate of withholding under an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment of the non-U.S. Holder) will not be subject to U.S. withholding tax, provided certain certification and disclosure requirements are satisfied.

Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. Holder were a United States person (as defined in the Code). Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” equal to 30% of its effectively connected earnings and profits (subject to certain adjustments) or at such lower rate as may be specified by an applicable income tax treaty. A non-U.S. Holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Gain on Sale, Taxable Exchange or Other Taxable Disposition of Subordinate Voting Shares
Subject to the discussions below under “Taxation of Non-U.S. Holders — Information Reporting and Backup Withholding,” and “Taxation of Non-U.S. Holders — Foreign Account Tax Compliance Act”, a non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of a Subordinate Voting Share, unless:
•
the gain is effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder);

•
the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•
the Corporation is or has been a United States real property holding corporation (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. Holder held the Subordinate Voting Share, and, in the case where the Corporation’s shares are regularly traded on an established securities market, the non-U.S. Holder has owned, directly or constructively, more than 5% of the Corporation’s shares at any time within the shorter of the five-year period preceding the disposition or such non-U.S. Holder’s holding period for the Subordinate Voting Share. There can be no assurance that Subordinate Voting Shares will be treated as regularly traded on an established securities market for this purpose.

Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates. Any gains described in the first bullet point above of a non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in the second bullet point above generally will be subject to a flat 30% U.S. federal income tax. Non-U.S. Holders are urged to consult their own tax advisors regarding possible eligibility for benefits under income tax treaties and the availability of U.S. source capital losses to offset a gain described in the second bullet point.
The Corporation believes that it presently is not a USRPHC and it does not presently anticipate that it will become a USRPHC. However, if the Corporation is treated as a USRPHC and the third bullet point above applies to a non-U.S. Holder, gain recognized by such holder on the sale, taxable exchange or other disposition of Subordinate Voting Shares will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of Subordinate Voting Shares from such holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. You are urged to consult your own tax advisors regarding the application of these rules.
Information Reporting and Backup Withholding
Generally, the Corporation must report to the IRS and to the non-U.S. Holder the amount of dividends paid with respect to, and the proceeds from the sale or other disposition of, Subordinate Voting Shares to such holder and the amount of tax, if any, withheld with respect to those payments or proceeds. Copies of the information returns and any withholding may also be made available to the tax authorities in the country in which the non-U.S. Holder resides under the provisions of an applicable income tax treaty.
A non-U.S. Holder may be subject to backup withholding of tax on dividends paid and, depending on the circumstances, the proceeds of a sale, exchange, redemption or other taxable disposition, unless the non-U.S. Holder complies with certain certification requirements to establish that it is not a U.S. Person or it otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax.

Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the non-U.S. Holder’s U.S. federal income tax liability, provided that the holder timely furnishes the required information to the IRS.
Foreign Account Tax Compliance Act
Under the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax may apply to payments of dividends on stock made to foreign financial institutions (including amounts paid to a foreign financial institution on behalf of a holder) and certain other non-financial foreign entities. Additionally, a 30% withholding tax may apply to payments of gross proceeds from the disposition of stock made to such institutions and entities; however, proposed Treasury regulations eliminate this 30% withholding tax on payments of gross proceeds. Taxpayers may rely on these proposed Treasury regulations until final Treasury regulations are issued. There can be no assurance that final Treasury regulations would provide an exemption from FATCA for gross proceeds.
Withholding under FATCA generally will not apply where such payments are made to (a) a foreign financial institution that undertakes, under either an agreement with the United States Treasury or pursuant to an intergovernmental agreement between the jurisdiction in which it is a resident and the United States Treasury, to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts and withhold 30% on payments to noncompliant foreign financial institutions and certain other account holders; (b) a non-financial foreign entity that either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner to the United States Treasury; or (c) a foreign financial institution or non-financial foreign entity that is exempt from these rules. Investors should consult their tax advisors regarding this legislation and the regulations thereunder.
PRIOR SALES
Information in respect of the Subordinate Voting Shares or Multiple Voting Shares, as applicable, that were issued within the previous 12-month period and Subordinate Voting Shares that were issued upon the exercise of securities convertible into or exercisable for Subordinate Voting Shares or Multiple Voting Shares that were issued upon the exercise of securities convertible into or exercisable for Multiple Voting Shares, as applicable, will be provided as required in a Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.
MARKET FOR SECURITIES
The Subordinate Voting Shares are currently listed for trading on the NEO under the symbol “MMED”, the FWB under the symbol “MMQ” and are quoted on the OTCQB under the symbol “MMEDF”. The trading price and volume of the Subordinate Voting Shares will be provided as required in each Prospectus Supplement to the Prospectus.
ESCROWED SECURITIES AND SECURITIES SUBJECT TO CONTRACTUAL RESTRICTION ON TRANSFER
The following table summarizes details of the Corporation’s securities of each class held, to the Corporation’s knowledge, in escrow or that are subject to a contractual restriction on transfer as of the date hereof:
Designation of Class	Number of Securities Held in Escrow	Percentage of Class
Subordinate Voting Shares	9,105,000(1)	2.7%
Multiple Voting Shares	521,497(1)(2)(3)(4)	78.2%

Notes:
(1)
In connection with the RTO Transaction and as required by the NEO, the Corporation, Odyssey Trust Company and certain former security holders of MindMed US, entered into an escrow agreement dated February 27, 2020, pursuant to which such security holders were required to submit 33,220,000 Subordinate Voting Shares and 585,000 Multiple Voting Shares (convertible into 58,500,000 Subordinate Voting Shares) into escrow (collectively, the “Odyssey Escrowed Securities”). Of the Odyssey Escrowed Securities, 25% of such securities were released from escrow on each of March 3, 2020, September 3, 2020 and March 3, 2021 and an additional 25% will be released from escrow on September 3, 2021. An additional 4,200,000 Subordinate Voting Shares were subject to an escrow (the “Additional Escrowed Securities”, and together with the Odyssey Escrowed Securities, the “Escrowed Securities”), evidenced by legended stock, with the same release provisions as the Odyssey Escrowed Securities described above. As of the date hereof, 9,105,000] Subordinate Voting Shares and 146,250 Multiple Voting Shares (convertible into 14,265,000 Subordinate Voting Shares) are currently in deposit in escrow.
(2)
In connection with the private placement completed by MindMed US in three tranches between December 2019 and February 2020 (the “2020 Private Placement”), shareholders of MindMed US entered into voluntary lock-up agreements in favour of the registered dealer that acted as agent in connection with the 2020 Private Placement (the “Agent”) pursuant to which 550,000 Multiple Voting Shares (convertible into 55,000,000 Subordinate Voting Shares) were locked up for a period 24 months until March 3, 2022, of which 10% of the locked-up Multiple Voting Shares were released on each of September 3, 2020 and March 3, 2021 and of which an additional 10% will be released on September 3, 2021, and the remaining 70% of the locked-up Multiple Voting Shares will be released from escrow on March 3, 2022 (collectively, the “Lock-Up Terms”). As of the date hereof, 440,000 Multiple Voting Shares (convertible into 44,000,000 Subordinate Voting Shares) are subject to the Lock-Up Terms.

(3)
146,250 of such Multiple Voting Shares (convertible into 14,625,000 Subordinate Voting Shares) represent Shares that are both Escrowed Securities and are also subject to the Lock-Up Terms, and 293,750 of such Multiple Voting Shares (convertible into 29,375,000 Subordinate Voting Shares) represent Shares that are only subject to the Lock-Up Terms.

(3)
In connection with the HealthMode Acquisition, the Corporation issued 81,497 Multiple Voting Shares (convertible into 8,149,700 Subordinate Voting Shares) to certain former securityholders of HealthMode (the “HealthMode Escrowed Securities”), which are subject to the provisions of an escrow agreement among the Corporation, Odyssey Trust Company and certain former securityholders of HealthMode. Of the Healthmode Escrowed Securities, (a) 32,703 Multiple Voting Shares (convertible into 3,270,300 Subordinate Voting Shares) were issued to former convertible noteholders of HealthMode, 50% of which will be released from escrow on each of July 1, 2021 and January 1, 2022; and (b) 48,794 of such Multiple Voting Shares (convertible into 4,879,400 Subordinate Voting Shares) were issued to certain other equity holders of HealthMode, one-third of which will be released from escrow on each of July 1, 2021, January 1, 2022 and September 1, 2022. As of the date hereof, 81,497 Multiple Voting Shares (convertible into 8,149,700 Subordinate Voting Shares) are HealthMode Escrowed Securities.

DIVIDEND POLICY
The Corporation has not declared or paid any cash dividends on its Subordinate Voting Shares or Multiple Voting Shares since the date of its incorporation. The Corporation intends to retain its earnings, if any, to finance the growth and development of its business and does not expect to pay dividends or to make any other distributions in the near future. The Board will review this policy from time to time having regard to the Corporation’s financing requirements, financial condition and other factors considered to be relevant.
RISK FACTORS
An investment in Securities of the Corporation is subject to certain risks, which should be carefully considered by prospective investors before purchasing such Securities. In addition to the other information set out or incorporated by reference in this Prospectus currently, and from time to time, investors should carefully consider the risk factors incorporated by reference in this Prospectus and referred to below. Any one of such risk factors could materially affect the Corporation’s business, financial condition and/or future operating results and prospects and could cause actual events to differ materially from those described in forward-looking information relating to the Corporation. Additional risks and uncertainties not currently identified by the Corporation or that the Corporation currently believes not to be material also may materially and adversely affect the Corporation’s business, financial condition, operations or prospects. Investors should carefully consider the risks described under the heading “Risk Factors” in the AIF and those contained in the Corporation’s other filings that are incorporated by reference in this Prospectus and any accompanying Prospectus Supplement. See “Documents Incorporated by Reference”.
Early Stage Development
An investment in the Securities and the Corporation’s prospects generally are speculative due to the risky nature of its business and the present stage of its development. Investors may lose their entire investment and should carefully consider the risk factors described below and under the heading “Risk Factors” in the AIF. The risks described below and in the AIF are not the only risks faced by the Corporation. Additional risks not currently known to the Corporation, or that the Corporation currently deems immaterial, may also impair the Corporation’s operations. There is no assurance that the risk management steps taken by the Corporation will avoid future loss due to any occurrence of the risks described below (or incorporated by reference herein) or any other unforeseen risks. If any of the risks described below or in the AIF were to actually occur, the Corporation’s business, financial condition and operating results could be adversely affected. Investors should carefully consider the risks below and in the AIF and the information contained in this Prospectus as a whole and consult with their professional advisors before making an investment in Corporation.
No Assurance of Active or Liquid Market
No assurance can be given that an active or liquid trading market for the Subordinate Voting Shares will be sustained. If an active or liquid market for the Subordinate Voting Shares fails to be sustained, the prices at which such securities trade may be adversely affected. Whether or not the Subordinate Voting Shares will trade at lower prices depends on many factors, including the liquidity of the Subordinate Voting Shares, prevailing interest rates, the markets for similar securities, general economic conditions and the Corporation’s financial condition, historic financial performance and future prospects.
Trading in securities quoted on the OTCQB is often thin and characterized by wide fluctuations in trading prices, due to many factors, some of which may have little to do with operations or business prospects. This volatility could depress the market price of Subordinate Voting Shares for reasons unrelated to operating performance. Moreover, the OTCQB is not a U.S. national securities exchange and trading of securities on the OTCQB is often more sporadic than the trading of securities listed on a U.S. national securities exchange. These factors may result in investors having difficulty reselling Subordinate Voting Shares on the OTCQB. In the event Subordinate Voting Shares begin trading on any U.S. national securities exchange, the Corporation cannot predict at what prices the Subordinate Voting Shares will trade and there is no assurance that an active trading market will develop or be sustained on such exchange. There is a significant liquidity risk associated with an investment in the Subordinate Voting Shares of the Corporation.
There is no public market for the Subscription Receipts, Units or Warrants and, unless otherwise specified in the applicable Prospectus Supplement, the Corporation does not intend to apply for listing of the Subscription Receipts, Units or Warrants on any securities exchange. If the Subscription Receipts, Units or Warrants are traded after their initial issuance, they may trade at a discount from their initial offering prices depending on prevailing interest rates (as applicable), the market for similar securities and other factors, including general economic conditions and its financial condition. There can be no assurance as to the liquidity of the trading market for the Subscription Receipts, Units or Warrants, or that a trading market for these securities will develop at all.
Public Markets and Share Prices
The market price of the Subordinate Voting Shares and any other Securities offered hereunder that become listed for trading on the NEO or any other stock exchange or quotation system could be subject to significant fluctuations in response to certain factors including, but not limited to, variations in the Corporation’s operating results and changes in financial markets and general market conditions, including those caused by COVID-19. Securities markets have also experienced significant price and volume fluctuations from time to time. In some instances, these fluctuations have been unrelated or disproportionate to the operating performance of issuers. Market fluctuations may adversely impact the market price of the Subordinate Voting Shares and any other Securities offered hereunder that become listed for trading on the NEO or any other stock exchange or quotation system. There can be no assurance of the price at which the Subordinate Voting Shares and any other Securities offered hereunder that become listed for trading on the NEO or any other stock exchange or quotation system will trade.
The market prices for securities of biopharmaceutical companies, in particular, have historically been volatile. Factors such as industry related developments, the results of product development and commercialization, changes in government regulations, developments concerning proprietary rights, the timing of costs for manufacturing, pre-clinical studies and clinical trials, the reporting of adverse safety events involving the Corporation’s products and public rumors about such events and changes in the market prices of the securities of the Corporation’s competitors may further influence the volatility in the trading price of the Subordinate Voting Shares.
Financial markets have historically experienced periodic, significant price and volume fluctuations that: (a) have especially affected the market prices of equity securities of companies and (b) have often been unrelated to the operating performance, underlying asset values or prospects of such companies. Accordingly, the market price of the Subordinate Voting Shares from time to time may decline even if the Corporation’s operating results, underlying asset values and prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that may result in impairment losses. There can be no assurance that further fluctuations in price and volume of Subordinate Voting Shares traded will not occur. If increased levels of volatility and market turmoil continue, the operations of the Corporation could be adversely impacted, and the trading price of the Subordinate Voting Shares may be materially adversely affected.
Additional Issuances and Dilution
The Corporation may issue and sell additional equity or convertible debt securities to finance its operations, which may dilute the holdings of existing shareholders. The Articles permit the issuance of an unlimited number of Multiple Voting Shares and Subordinate Voting Shares and existing shareholders have no pre-emptive rights in connection with such further issuances. Moreover, additional Subordinate Voting Shares will be issued by the Corporation on the conversion of the Multiple Voting Shares in accordance with their terms. To the extent holders of options or other convertible securities convert or exercise their securities and sell Subordinate Voting Shares they receive, the market price of the Subordinate Voting Shares may decrease due to the additional Subordinate Voting Shares available in the market. Further, the Corporation may issue additional securities in connection with strategic acquisitions.
The Corporation cannot predict the size or type of future issuances of securities or the effect, if any, that future issuances and sales of securities will have on the market price of the Corporation’s issued and outstanding securities from time to time. Sales or issuances of substantial amounts of the Corporation’s securities, or the perception that such sales could occur, may adversely affect prevailing market prices for the Corporation’s issued and outstanding securities from time to time. With any additional sale or issuance of the Corporation’s securities, holders will suffer dilution with respect to voting power and may experience dilution in the Corporation’s earnings per share. Moreover, this Prospectus may create a perceived risk of dilution resulting in downward pressure on the price of the issued and outstanding Subordinate Voting Shares, which could contribute to progressive declines in the prices of such securities.
Broad Discretion over the Use of Proceeds
The Corporation’s management will have broad discretion with respect to the application of net proceeds received by the Corporation from the sale of Securities under this Prospectus and may spend such proceeds in ways that do not improve the Corporation’s results of operations or enhance the value of the Subordinate Voting Shares or the Corporation’s other issued and outstanding securities from time to time. Any failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on the Corporation’s business or cause the price of the Corporation’s issued and outstanding securities to decline.
History of Negative Operating Cash Flow
The Corporation has a history of negative cash flow from operating activities and has historically incurred net losses. There is no assurance that sufficient revenues will be generated in the near future. To the extent that the Corporation has negative operating cash flows in future periods, it may need to deploy a portion of its existing working capital to fund such negative cash flows. The Corporation will be required to raise additional funds through the issuance of additional equity securities or through loan financing. There is no assurance that additional capital or other types of financing will be available if needed or that these financings will be on terms at least as favorable to the Corporation as those previously obtained, or at all.
The Corporation’s auditor has indicated in the financial statements that there is substantial doubt about the Corporation’s ability to continue as a going concern. Importantly, the inclusion in the Corporation’s financial statements of a going concern opinion may negatively impact the Corporation’s ability to raise future financing and achieve future revenue. The threat of the Corporation’s ability to continue as a going concern will be removed only when, in the opinion of the Corporation’s auditor, the Corporation’s revenues have reached a level that is able to sustain its business operations. If the Corporation is unable to obtain additional financing from outside sources and eventually generate enough revenues, the Corporation may be forced to sell a portion or all of the Corporation’s assets, or curtail or discontinue the Corporation’s operations. If any of these events happen, investors could lose all or part of their investment. The Corporation’s financial statements do not include any adjustments to the Corporation’s recorded assets or liabilities that might be necessary if the Corporation becomes unable to continue as a going concern.
Limited Operating History
The Corporation has a limited history of operations and will be in an early stage of development as it attempts to create an infrastructure to capitalize on the opportunity for value creation in the psychedelics medicines industry. Accordingly, the Corporation is subject to many of the risks common to early-stage enterprises, including under-capitalization, cash shortages, limitations with respect to personnel, financial and other resources and lack of revenue. The limited operating history may also make it difficult for investors to evaluate the Corporation’s prospects for success. There is no assurance that the Corporation will be successful, and its likelihood of success must be considered in light of its early stage of operations.
The Corporation may not be able to achieve or maintain profitability and may incur losses in the future. In addition, the Corporation is expected to increase its capital investments as it implements initiatives to grow its business. If the Corporation’s revenues do not increase to offset these expected increases, the Corporation may not generate positive cash flow. There is no assurance that future revenues will be sufficient to generate the funds required to continue operations without external funding.
Tax on Worldwide Income
The Corporation will be deemed to be a resident of Canada for Canadian federal income tax purposes by virtue of being organized under the laws of a Province of Canada. Accordingly, the Corporation will be subject to Canadian taxation on its worldwide income, in accordance with the rules in the Income Tax Act (Canada) and the regulations thereunder (the “Tax Act”) generally applicable to corporation’s resident in Canada. Notwithstanding that the Corporation will be deemed to be a resident of Canada for Canadian federal income tax purposes, the Corporation is treated as a United States corporation for United States federal income tax purposes pursuant to Section 7874(b) of the Code and will be subject to United States federal income tax on its worldwide income. As a result, the Corporation will be subject to taxation both in Canada and the United States, which could have a material adverse effect on the business, financial condition or results of operations of the Corporation.
Tax on Dispositions of Subordinate Voting Shares
Dispositions of Subordinate Voting Shares will be subject to Canadian tax. In addition, dispositions of Subordinate Voting Shares by U. S. Holders will be subject to U.S. tax and certain dispositions of Subordinate Voting Shares by non-U.S. Holders (including, if the Corporation is treated as a USRPHC) will be subject to U.S. tax. Dividends on the Subordinate Voting Shares may be subject to Canadian and/or United States withholding tax It is currently not anticipated that the Corporation will pay any dividends on the Subordinate Voting Shares in the foreseeable future.
To the extent dividends are paid on the Subordinate Voting Shares, dividends received by shareholders who are residents of Canada for purposes of the Tax Act (and non-U.S. Holders for purposes of the Code) will be subject to U.S. withholding tax. Any such dividends may not qualify for a reduced rate of withholding tax under the Canada- United States tax treaty. In addition, a Canadian foreign tax credit or a deduction in respect of such U.S. withholding taxes paid may not be available.
Dividends received by U.S. Holders will not be subject to U.S. withholding tax but will be subject to Canadian withholding tax. Dividends paid by the Corporation will be characterized as U.S. source income for purposes of the foreign tax credit rules under the Code. Accordingly, U.S. Holders may not be able to claim a credit for any Canadian tax withheld unless, depending on the circumstances, they have other foreign source income that is subject to a low or zero rate of foreign tax.
Dividends received by shareholders that are neither Canadian nor U.S. shareholders will be subject to U.S. withholding tax and will also be subject to Canadian withholding tax. These dividends may not qualify for a reduced rate of U.S. withholding tax under any income tax treaty otherwise applicable to a shareholder of the Corporation, subject to examination of the relevant treaty. These dividends may, however, qualify for a reduced rate of Canadian withholding tax under any income tax treaty otherwise applicable to a shareholder of the Corporation, subject to examination of the relevant tax treaty.
U.S. Tax Classification
The Corporation is treated as a U.S. domestic corporation for U.S. federal income tax purposes under Section 7874 of the Code. As a U.S. domestic corporation for U.S. federal income tax purposes, the taxation of the Corporation’s non- U.S. Holders upon a disposition of Subordinate Voting Shares generally depends on whether the Corporation is classified as a USRPHC for U.S. federal income tax purposes. The Corporation believes that it presently is not a USRPHC and it does not presently anticipate that it will become a USRPHC. However, because this determination is made from time to time and is dependent upon a number of factors, some of which are beyond the Corporation’s control, including the value of its assets, there can be no assurance that the Corporation will not become a USRPHC. If the Corporation ultimately is determined by the IRS to constitute a USRPHC, its non-U.S. Holders may be subject to U.S. federal income tax on any gain associated with the disposition of the Subordinate Voting Shares.
Changes in Tax Laws
There can be no assurance that the Canadian and U.S. federal income tax treatment of the Corporation or an investment in the Corporation will not be modified, prospectively or retroactively, by legislative, judicial or administrative action, in a manner adverse to the Corporation or holders of Subordinate Voting Shares.
TRANSFER AGENT AND REGISTRAR
The transfer agent and registrar for the Subordinate Voting Shares is Odyssey Trust Company at its principal office in Vancouver, British Columbia.
INTEREST OF EXPERTS
The Corporation’s independent auditor is RSM Canada LLP (“RSM”) at its office located at 700-11 King Street West, Toronto, Ontario M5H 4C7. RSM is independent with respect to the Corporation within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulation.
The former independent auditor of the Corporation (previously existing as Broadway) was MNP LLP (“MNP”) at its office located at 2200-1021 Hastings Street West, Vancouver, British Columbia V6E 0C3. MNP was independent of the Corporation (formerly existing as Broadway) within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulation.
LEGAL MATTERS
Certain legal matters in connection with any offering under the Prospectus will be passed upon on behalf of the Corporation by Cassels Brock & Blackwell LLP, as to Canadian legal matters, and Troutman Pepper Hamilton Sanders LLP, as to United States legal matters. As of the date hereof, the partners and associates of Cassels Brock & Blackwell own, directly or indirectly, less than 1% of the Subordinate Voting Shares.
PROMOTERS
Each of Stephen Hurst and Jamon Alexander (JR) Rahn could be considered persons who are “promoters” (as that term is defined in the Securities Act (Ontario)) of MindMed US, having taken initiative in founding and organizing MindMed US. Mr. Hurst directly or indirectly has control over 520,643 Multiple Voting Shares, which represents approximately 12.8% of the voting rights attached to the outstanding Shares as of the date immediately prior to the date of this Prospectus. During the year ended December 31, 2020, Mr. Hurst received certain salary, bonus and consulting fees in consideration for his services to the Corporation, which totaled approximately US$536,670. During the current fiscal year, Mr. Hurst is also entitled to certain salary, bonus, consulting and severance fees in consideration for his services to the Corporation, which have totaled approximately US$774,375 prior to the date of this Prospectus.
Mr. Rahn beneficially owns 4,506,100 Subordinate Voting Shares and 35,000 Multiple Voting Shares, which, collectively, represents approximately 2.0% of the voting rights attached to the outstanding Shares as of the date immediately prior to the date of this Prospectus. Mr. Rahn also holds 47,500 May Offering Warrants and 3,750,000 stock options exercisable to purchase 3,750,000 Subordinate Voting Shares at an exercise price of C$0.33 per Subordinate Voting Share. In April 2020, Mr. Rahn received a payment of US$175,000 for advisory services rendered to the Corporation prior to the completion of the RTO Transaction. During the year ended December 31, 2020, Mr. Rahn received certain salary, bonus and consulting fees in consideration for his services to the Corporation, which totaled approximately US$396,858. During the current fiscal year, Mr. Rahn is also entitled to certain salary, bonus and consulting fees in consideration for his services to the Corporation, which have totaled approximately US$160,000 prior to the date of this Prospectus.
Each of Leonard Latchman and Scott Freeman could be considered persons who have acted as promoters of MindMed US within the two years immediately preceding the date hereof (though each of them has since ceased acting in such capacity), having taken initiative in the organization of MindMed US. In late 2019 and early 2020, Mr. Latchman’s involvement in the day-to-day operations of MindMed US decreased and his involvement ceased completely on February 27, 2020 upon completion of the RTO Transaction. Dr. Freeman resigned as Chief Medical Officer of the Corporation on August 31, 2020. Following his resignation, Dr. Freeman has been involved with the Corporation only on an as-needed basis as an advisor for clinical strategy. Neither Mr. Latchman nor Dr. Freeman is currently involved in the Corporation’s business in a significant capacity and neither is involved in any respect in the governance or management of the Corporation. To the knowledge of the Corporation, Mr. Latchman beneficially owns 13,220,000 Subordinate Voting Shares, which represents approximately 3.2% of the voting rights attached to the outstanding Shares as of the date immediately prior to the date of this Prospectus. Between January and April 2020, Mr. Latchman received payments totalling approximately US$275,000 for advisory services rendered to MindMed US prior to the completion of the RTO Transaction. To the knowledge of the Corporation, Dr. Freeman indirectly has control over 29,083.99 Multiple Voting Shares, which represents approximately 0.7% of the voting rights attached to the outstanding Shares as of the date immediately prior to the date of this Prospectus.
ENFORCEABILITY OF JUDGMENTS
The Corporation is a corporation continued and existing under the laws of Canada. The Corporation has subsidiaries in the United States, Switzerland and Australia. In addition, some of the Corporation’s officers and directors are residents of Canada or otherwise reside outside of the United States. The Corporation has appointed an agent for service of process in the United States but it may be difficult for United States investors to effect service of process within the United States upon those officers or directors who are not residents of the United States or to realize in the United States upon judgments of courts of the United States predicated upon the Corporation’s civil liability and the civil liability of such officers or directors under United States federal securities laws or the securities or “blue sky” laws of any state within the United States.
The Corporation filed with the SEC, concurrently with the U.S. Registration Statement on Form F-10 of which this Prospectus is a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Corporation appointed CT Corporation System as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Corporation in a United States court, arising out of or related to or concerning the offering of Securities under the U.S. Registration Statement.
EXEMPTION FROM NI 44-101
Pursuant to a decision of the Autorité des marchés financiers dated March 26, 2021, the Corporation was granted exemptive relief from the requirement that this Prospectus as well as the documents incorporated by reference herein and any Prospectus Supplement and the documents incorporated by reference therein to be filed in relation to an “at-the-market distribution” be publicly filed in both the French and English languages. This exemptive relief is granted on the condition that this Prospectus, any Prospectus Supplement (other than in relation to an “at-the-market distribution”) and the documents incorporated by reference herein and therein be publicly filed in both the French and English languages if the Corporation offers Securities to Quebec purchasers in connection with an offering other than in relation to an “at-the-market distribution”.
CONTRACTUAL RIGHTS AND STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION
Securities legislation in certain of the provinces and territories of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment. In several of the provinces and territories of Canada, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revisions of the price or damages if the prospectus and any supplement or amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revision of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of these rights or consult with a legal advisor.
Original purchasers of Securities which are convertible, exchangeable or exercisable for other securities of the Corporation, including Subscription Receipts and Warrants if offered separately, will have a contractual right of rescission against the Corporation in respect of the conversion, exchange or exercise of such Securities. The contractual right of rescission will entitle such original purchasers to receive the original amount paid for such Securities and any additional amount paid upon conversion, exchange or exercise, upon surrender of the underlying securities gained thereby, in the event that this Prospectus, the relevant Prospectus Supplement or an amendment thereto contains a misrepresentation, provided that: (a) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of such Securities under this Prospectus and the applicable Prospectus Supplement; and (b) the right of rescission is exercised within 180 days of the date of the purchase of such Securities under this Prospectus and the applicable Prospectus Supplement. This contractual right of rescission will be consistent with the statutory right of rescission described under section 130 of the Securities Act (Ontario), and is in addition to any other right or remedy available to original purchasers under section 130 of the Securities Act (Ontario) or otherwise at law.
In an offering of Subscription Receipts, Warrants, or other convertible securities, original purchasers are cautioned that the statutory right of action for damages for a misrepresentation contained in the Prospectus is limited, in certain provincial and territorial securities legislation, to the price at which the Subscription Receipts, Warrants, or other convertible securities, are offered to the public under the prospectus offering. This means that, under the securities legislation of certain provinces and territories, if the purchaser pays additional amounts upon conversion, exchange or exercise of such securities, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces and territories. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of these rights, or consult with a legal advisor.

PART II
INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
Indemnification of Directors and Officers
The Corporation is subject to the provisions of Part 5, Division 5 of the Business Corporations Act (British Columbia) (the “Act”).
Under Section 160 of the Act, the Corporation may, subject to Section 163 of the Act:
(a)
indemnify an individual who:

(i)
is or was a director or officer of the Corporation,

(ii)
is or was a director or officer of another corporation (A) at a time when such corporation is or was an affiliate of the Corporation; or (B) at the Corporation’s request, or

(iii)
at the Corporation’s request, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

including, subject to certain limited exceptions, the heirs and personal or other legal representatives of that individual (collectively, an “eligible party”), against all eligible penalties, defined below, to which the eligible party is or may be liable; and
(b)
after final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding, where:

(i)
“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding,

(ii)
“eligible proceeding” means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Corporation or an associated corporation (A) is or may be joined as a party, or (B) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding,

(iii)
“expenses” includes costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding, and

(iv)
“proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

Under Section 161 of the Act, and subject to Section 163 of the Act, the Corporation must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.
Under Section 162 of the Act, and subject to Section 163 of the Act, the Corporation may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of the proceeding, provided that the Corporation must not make such payments unless the Corporation first receive from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under Section 163 of the Act, the eligible party will repay the amounts advanced.

Under Section 163 of the Act, the Corporation must not indemnify an eligible party against eligible penalties to which the eligible party is or may be liable or pay the expenses of an eligible party in respect of that proceeding under Sections 160, 161 or 162 of the Act, as the case may be, if any of the following circumstances apply:
(a)
if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the Corporation was prohibited from giving the indemnity or paying the expenses by the Corporation’s memorandum or articles;

(b)
if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the Corporation is prohibited from giving the indemnity or paying the expenses by the Corporation’s memorandum or articles;

(c)
if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the Corporation or the associated corporation, as the case may be; or

(d)
in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

If an eligible proceeding is brought against an eligible party by or on behalf of the Corporation or by or on behalf of an associated corporation, the Corporation must not either indemnify the eligible party under Section 160(a) of the Act against eligible penalties to which the eligible party is or may be liable, or pay the expenses of the eligible party under Sections 160(b), 161 or 162 of the Act, as the case may be, in respect of the proceeding.
Under Section 164 of the Act, and despite any other provision of Part 5, Division 5 of the Act and whether or not payment of expenses or indemnification has been sought, authorized or declined under Part 5, Division 5 of the Act, on application of the Corporation or an eligible party, the court may do one or more of the following:
(a)
order the Corporation to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

(b)
order the Corporation to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

(c)
order the enforcement of, or any payment under, an agreement of indemnification entered into by the Corporation;

(d)
order the Corporation to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under Section 164 of the Act; or

(e)
make any other order the court considers appropriate.

Section 165 of the Act provides that the Corporation may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Corporation or an associated corporation.
Under the Corporation’s articles, and subject to the Act, the Corporation must indemnify a director, former director or alternate director and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Corporation must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and alternate director is deemed to have contracted with the Corporation on the terms of the indemnity contained in the Corporation’s articles.

Under the Corporation’s articles, and subject to the Act, the Corporation may agree to indemnify and may indemnify any person (including an eligible party). The Corporation has entered into indemnity agreements with certain of the Corporation’s directors and officers.
Pursuant to the Corporation’s articles, the failure of an eligible party to comply with the Act or the Corporation’s articles, or, if applicable, any former Companies Act or former articles of the Corporation, does not invalidate any indemnity to which he or she is entitled under the Corporation’s articles.
Under the Corporation’s articles, the Corporation may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:
•
is or was a director, alternate director, officer, employee or agent of the Corporation

•
is or was a director, alternate director, officer, employee or agent of another corporation at a time when such corporation is or was an affiliate of the Corporation;

•
at the Corporation’s request, is or was, a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity;

•
at the Corporation’s request, is or was, or holds or held a position equivalent to that of, a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity, against any liability incurred by him or her as a director, alternate director, officer, employee or agent or person who holds or held such equivalent position.
The Corporation maintains directors’ and officers’ liability insurance which insures directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers.
***
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXHIBITS
Exhibit Number	Description
4.1**	Management information circular of the Corporation (previously existing as Broadway) prior to closing of the RTO Transaction dated December 29, 2019 in respect of the annual and special meeting of shareholders held on February 19, 2020 to approve, among other things, the RTO Transaction, except specifically excluding (i) the section entitled “Documents Incorporated by Reference”; (ii) Schedule 1 to Appendix J; (iii) Appendix K; (iv) Schedules 1 and 2 to Appendix L; and (v) Appendix M.
4.2**	Audited financial statements of the Corporation together with the notes thereto and the auditor’s report thereon for the years ended December 31, 2020 and for the period from May 30, 2019 (date of Incorporation) to December 31, 2019.
4.3**	Management’s discussion and analysis of the Corporation for the quarter and financial year ended December 31, 2020 dated March 29, 2021.
4.4**	Annual information form of the Corporation in respect of the year ended December 31, 2020 dated March 29, 2021.
4.5**	Material change report of the Corporation dated January 7, 2021.
4.6**	Material change report of the Corporation dated March 9, 2021.
5.1*	Consent of RSM Canada LLP.
5.2**	Consent of Cassels Brock & Blackwell LLP.
5.3**	Consent of Troutman Pepper Hamilton Sanders LLP.
6.1**	Powers of Attorney.

*
Filed herewith.

**
Previously filed with the Commission with the initial filing of this Registration Statement on Form F-10 on March 30, 2021.

PART III
UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
Item 1.   Undertaking
The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.
Item 2.   Consent to Service of Process
(a) The Registrant has previously filed with the Commission a written irrevocable consent and power of attorney on Form F-X.
(b) Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Country of Canada on April 9, 2021.
MIND MEDICINE (MINDMED) INC.
By:
/s/ Jamon Alexander (“JR”) Rahn

Name: Jamon Alexander (“JR”) Rahn
Title: Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on April 9, 2021.
Signature	Title
/s/ Jamon Alexander (“JR”) Rahn Jamon Alexander (“JR”) Rahn	Chief Executive Officer and Director (principal executive officer)
* David D. Guebert	Chief Financial Officer (principal financial and accounting officer)
* Dr. Miri Halperin Wernli	Executive President and Director
* Perry Dellelce	Director
* Stephen L. Hurst	Director
* Bruce Linton	Director
* Brigid Makes	Director

*By:
/s/ Jamon Alexander (“JR”) Rahn

Name: Jamon Alexander (“JR”) Rahn
         As Attorney-in-Fact

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Amendment No. 1 to the Registration Statement, solely in the capacity of the duly authorized representative of Mind Medicine (MindMed) Inc. in the United States, on the 9th day of April, 2021 .
PUGLISI & ASSOCIATES
By:
/s/ Donald J. Puglisi

Name: Donald J. Puglisi
Title: Managing Director